As filed with the Securities and Exchange Commission on	Registration No. 333-157962
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2

FORM  S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

KLEIN RETAIL CENTERS, INC.
(Exact name of registrant as specified in governing instruments)

89 West Chicago Street, Coldwater, Michigan 49036  517/278-3050
(Address, and telephone number of registrant's principal executive offices)

Kenneth S. Klein
89 West Chicago Street, Coldwater, Michigan 49036  517/278-3050
(Name, address, and telephone number of agent for service)

with copy to:
Lee W. Cassidy, Esq., Cassidy & Associates
215 Apolena Avenue, Suite B
Newport Beach, California 92662
949/673-4510    949/673-4525(fax)

Approximate Date of Commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under  the  Securities  Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under  the  Securities  Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions “large accelerated filer,”“accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filed	☐
Non-accelerated filer	☐	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Securities	to be	Offering Price	Aggregate	Registration
to be Registered	Registered	Per Unit (1)	Offering Price	Fee (2)
Common Stock	3,000,000 shares	$5.00	$15,000,000	$589.50
Common Stock held by Selling Shareholders	910,430 shares	$5.00	$4,552,150	$178.89

Total	3,910,430 shares	$5.00	$19,552,150	$768.39

(1)
There is no current market for the securities and the price at which the shares are being offered has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, as amended.

(2)	Paid by electronic transfer.

EXPLANATORY NOTE

This registration statement covers the registration of (i) up to 3,000,000 shares of Klein Retail Centers’s common stock at an offering price of $5.00 per share and (ii) 910,430 shares of common stock offered by the holders thereof (the “Selling Shareholders’ Shares”) at a price of $5.00 per share until such time as its shares are quoted on the OTC Bulletin Board after which such selling shareholders may sell their shares at prevailing market or privately negotiated prices.

Following the prospectus contained in this registration statement are certain pages of a prospectus relating solely to the offer and sale of the shares to be sold by the selling shareholders which pages are marked the "Alternate" pages. These pages include alternate front, cover page, table of contents page, a risk factor section, the summary of offering, plan of distribution, and sections entitled "Concurrent Sales," and "Selling Shareholders" to be included in the prospectus delivered by selling shareholders in connection with the offer and sale by them of their shares.

PROSPECTUS	Subject to Completion, Dated ______ , 2009

The information contained in this prospectus is not complete and may be changed.  These shares may not be sold until a registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

KLEIN RETAIL CENTERS, INC.
3,000,000 shares of common stock at $5.00 per share

This prospectus relates to the offer and sale of 3,000,000 shares of common stock (the “Shares”) of Klein Retail Centers, Inc. ("KRC" or the  “Company”) , $.0001 par value per share, to be offered from time to time by KRC at an offering price of $5.00 per share.

KRC is offering its shares on a “best efforts” basis which means that there is no minimum threshold of sales that must be met before the offering can close.  There is no escrow or trust account in which subscriber funds will be held for any period of time.  The proceeds from the sale of the Shares will become immediately available for use by KRC.  The offering will terminate 24 months from the date of this prospectus unless earlier fully subscribed or terminated by KRC.

The registration statement of which this prospectus is a part also relates 910,430 shares of outstanding common stock of KRC to be sold by the holders thereof (the “Selling Shareholders’ Shares”).  All costs incurred in the registration of the shares are being borne by KRC.

Prior to this offering, there has been no public market for KRC’s common stock.  No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained.  The offering price for the Shares has been arbitrarily determined by KRC and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

 The shares offered by KRC and the shares offered by the selling shareholders will each become tradeable on the effective date of the registration statement of which this prospectus is a part.  Sales by selling shareholders, or even the potential of such sales, may have an adverse effect on the market prices of the shares offered by the Company.  The selling shareholders will receive the proceeds from the sale of their shares and KRC will not receive any of the proceeds from such sales.

	Price to Public	Selling Commissions	Proceeds to Company

Per Share	$5.00	(1)	$5.00
Total offering	$15,000,000	(1)	$15,000,000

(1)
KRC will offer the Shares directly without payment to any officer or director of any commission or compensation for sale of the Shares.  KRC is attempting to locate broker-dealers or selling agents to participate in the sale of the Shares.  In such cases, the Company will pay customary selling commissions of between 5% to 10% resulting in selling commissions per Share of $.25 to $.50 and selling commissions for the total offering between $750,000 and $1,500,000.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities involve a high degree of risk.  See “Risk Factors” contained in this prospectus beginning on page 5.

Klein Retail Centers, Inc.
89 West Chicago Street
Coldwater, Michigan 49036
517/278-3050

Prospectus dated __________________, 2009

TABLE OF CONTENTS

Prospectus Summary	5
Risk Factors	6
KRC has no independent operating history and as such an investor cannot assess its profitability or performance but must rely on the history of its president.	6
A major setback to the Walmart Corporation and its operations of current stores and development of future stores would impact the future success of KRC.	7
Changes in lending patterns may impact KRC's ability to obtain purchase or construction loans.	7
KRC may effect a convertible promissory note offering and the Company would be obligated to pay interest to the note holders which would reduce revenues to KRC and payment of such notes would be the obligation of the Company.	7
KRC may issue promissory notes as a method of raising capital which offering would likely reduce its profit margin and grant stock warrants or other rights to the note holders.	8
There has been no prior public market for KRC’s common stock and the lack of such a market may make resale of the Shares difficult.	8
KRC depends on its president to manage its business effectively.	8
KRC’s founder beneficially owns and will continue to own a majority of KRC’s common stock and, as a result, can exercise control over shareholder and corporate actions.	8
With one person who is also its major shareholder serving as KRC’s president and sole director, there is potential for favored actions by KRC.	9
Kenneth Klein as the president, director and majority shareholder could increase fees paid to the management company, which he owns.	9
The failure to maintain adequate insurance on any or all of the shadow retail centers could have a substantial impact on KRC.	9
KRC does not intend to pay dividends to its stockholders so investors will not receive any return on investment in KRC prior to selling their interest in it.	9
KRC’s stock may be considered a penny stock and any investment in its stock will be considered a high-risk investment and subject to restrictions on marketability.	10
Being a public company may strain KRC's resources, divert management’s attention and affect its ability to attract and retain qualified directors.	10
If KRC is unable to generate sufficient cash from operations, it may find it necessary to curtail development and operational activities.	10
KRC's results of operations and financial condition are greatly affected by the performance of the discount retail store market.	10
The potential of higher gasoline prices may directly affect the number of customers driving to a Walmart Supercenter and may reduce the number of customers at KRC's adjoining leased retail stores.	11
Worsening economic conditions may increase number of customers at discount stores.	11

Forward-Looking Statement	11
Determination of Offering Price	11
Use of Proceeds	11
Dividend Policy	12
Dilution	12
Concurrent Sales by Selling Shareholders	13
Plan of Distribution	13
Klein Retail Centers, Inc.	14
Plan of Operations	22
Management's Discussion and Analysis of Financial Condition and Results of Operations	28
Management	30
Executive Compensation	31
Security Ownership of Certain Beneficial Owners and Management	32
Certain Relationships and Related Transactions	33
Shares Eligible for Future Sales	33
Description of Securities	34
Interest of Named Experts and Counsel	35

Experts	35
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	36
Financial Statements	F-1

Part II	II-1
Exhibits	II-2
Signatures	II-4
_________________

Until _______________,  all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision.  A potential investor should read the following summary together with the more detailed information regarding Klein Retail Centers, Inc. and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

Klein Retail Centers, Inc. was incorporated in Delaware on March 28, 2008, to continue and expand on the business started and developed by its president to purchase from Walmart Supercenters, Inc. or others, real property next to and/or adjoining operating or in-development Walmart Supercenters and to develop the properties for lease to certain chain and local stores that complement and are compatible with the Walmart Supercenters. Such an adjacent property is known in the industry as a shadow retail center, in this case shadowed to a Walmart Supercenter. KRC or its affiliates will purchase, develop, lease and manage the shadow retail centers.

KRC, through its subsidiaries, is the owner of the retail centers adjoining nine Walmart Supercenters located in the Midwest and Southern United States.  KRC will purchase the land on which the shadow retail centers are to be developed usually directly from Walmart Supercenters, Inc. or one of its affiliates.  KRC will enter into such financing arrangements required to make such purchases based on its financial credit history and condition.  Any financing or mortgage entered into by KRC will be non-recourse to any shareholder and no outside shareholder will be asked to guarantee or co-sign any financing arrangement and will not be obligated for any transaction so entered by it.

KRC's president, who is also its major shareholder, has developed over 70 such retail centers adjoining Walmart Supercenters in 26 states since 1999.

Trading Market

Currently, there is no trading market for the securities of KRC.  KRC intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board.  There can be no assurance that KRC will qualify for quotation of its securities on the OTC Bulletin Board.  See “RISK FACTORS—Absence of Trading Markets” and “DESCRIPTION OF SECURITIES—Admission to Quotation on OTC Bulletin Board”.

The Offering

KRC is offering up to 3,000,000 shares of its common stock for sale at a price of $5.00 per share.  KRC is offering its shares on a “best efforts” basis and there is no minimum threshold of sales that must be met before the offering can close.  There is no escrow or trust account in which subscriber funds will be held for any period of time.  Proceeds received from the sale of the Shares will be immediately available for use by KRC.  The offering will terminate 24 months from the date of this prospectus unless earlier fully subscribed or terminated by KRC.

Common stock outstanding before the offering	8,060,430(1)
Percentage owned by affiliated persons	88% (7,100,000 shares)

Common Stock offered by KRC	3,000,000

Number of shares outstanding if all Shares sold	11,060,430
Percentage owned by affiliated persons	64% (7,100,000 shares)

Offering Price	$ 5.00 per share
Proceeds to KRC	$15,000,000(2) (3)

(1)	The number of shares outstanding as of January 31, 2009 of which 7,100,000 (88%) are owned by KRC's president.
(2)	Assuming the sale of all 3,000,000 shares offered by KRC and not including offering costs.

(3)
KRC will offer the Shares directly without payment to any officer or director of any commission or compensation for sale of the Shares.  KRC will also attempt to locate broker-dealers or selling agents to participate in the sale of the Shares.  In such cases, KRC will pay customary selling commissions and expenses (estimated to be 5-10%) of such sales which would reduce the proceeds to KRC.

Summary Financial Information

The following summary financial data should be read in conjunction with additional discussions of the financial status of KRC and the Financial Statements and Notes thereto included elsewhere in this prospectus. The following information is derived from the audited financial statements.

Balance Sheet

	December 31, 2008

Cash	$236,574
Other	338,362

Property Inventories	14,073,561

Total Assets	14,648,497

Current Liabilities		297,777
Long Term Liabilities	15,510,000

Total Liabilities	15,807,777

Total Stockholders’ Equity	(1,159,280)

Statement of Operations

Operating Expenses	(4,092,970)
Loss from Operations	(2,494,209)

Net Loss	(2,494,209)

Revenue	1,598,761

RISK FACTORS

A purchase of any Shares is an investment in KRC's common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of any Shares.  If any of the following risks actually occur, the business, financial condition or results of operations of KRC would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the common stock.  KRC has listed the following risk factors which it believes to be those material to an investment decision in this offering.

KRC has no independent operating history and as such an investor cannot assess its profitability or performance but must rely on the history of its president.

KRC owns nine shadow retail centers and receives income from those properties, but it has no established operating history and it is therefore not possible for an investor to assess the prior performance of KRC nor can an investor determine whether KRC will meet its projected business plan.  An investor will be required to make an investment decision based solely on KRC’s management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in retail land development and management.  However, KRC has been formed to continue the business established and operated by its president since 1996.  KRC's president has been successful in purchasing, developing and leasing retail centers in the past but there is no assurance that such success will transfer to the operations of KRC.

A major setback to the Walmart Corporation and its operations of current stores and development of future stores would impact the future success of KRC.

The shadow retail centers are primarily dependent on the Walmart Supercenters to attract customers to the location.  If the Walmart Corporation incurred a significant setback to its operations resulting in a reduction in the number of customers going to a Walmart Supercenter location, the retail stores  next to or adjoining that Walmart Supercenter may also experience a reduction in customers and a resulting reduction in revenues which could then result in a failure to renew or to breach a lease agreement.  Such an event could cause KRC to experience a downturn in revenue.  Similarly, a significant setback to the operations of Walmart could result in the reduction in the development of new stores.  If both such events—a reduction in customers of the Walmart Supercenters and a reduction in the development of new Walmart Supercenters –occurred simultaneously, then KRC would likely experience a significant decrease in revenue from operating developed retail properties and a diminution of the development of new retail properties.

KRC owns and operates only one type of real estate projects with the same or similar tenants in each project.  Such lack of diversification may have a detrimental impact on KRC.

KRC operates and owns nine shadow retail centers all of which are shadowed on Walmart Supercenters.  Furthermore, the nine shadow retail centers have the same or similar tenants such as Dollar Tree and Fashion Bug stores.  This lack of diversification in the type of real estate owned and the lack of diversification of the anchor store of the shadow retail centers could be detrimental to the Company if Walmart Supercenters were to encounter any number of issues such as a downturn in sales, labor issues or a business transaction resulting in its demise or change in character.  KRC does not have any control in the future of the Walmart Supercenters and may be strongly affected by any changes made by that Company.

The nine shadow retail centers are located in the central section of the United States and such lack of geographic diversification may impact on KRC.

Four of KRC's nine shadow retail centers are located in Missouri and Arkansas and the remaining five are located within the central section of the country, from North Dakota to Mississippi.  This somewhat lack of geographic diversification could impact KRC if certain events were to effect primarily the Midwest section of the country, such as economic conditions, severe climate conditions and changes or other unforeseen events.

Changes in lending patterns may impact KRC's ability to obtain purchase or construction loans.

In response to the recent economic turmoil experienced in the United States financial institutions, particularly those involved with real estate and real estate loans, the United States Congress enacted legislation to assist financial and insurance institutions with their large inventory of defaulted mortgage loans.  As part of this legislation, regulations may be placed on future lending practices including the availability of interest-only and/or adjustable-rate mortgages.  Management has typically sought interest-only mortgages for use in purchasing and constructing its retail centers and such new regulations may preclude the availability of these types of mortgages.  In such case, KRC will seek more conventional mortgage financing.  It is impossible to predict the extent of these regulations or the impact of them on the availability of mortgage financing, whether through conventional or other types of mortgages.  If required to use conventional mortgage financing rather than interest-only financing, KRC anticipates that this would reduce the cash flow from the retail centers, but the extent of such reduction is unable to predict.

KRC may effect a convertible promissory note offering and the Company would be obligated to pay interest to the note holders which would reduce revenues to KRC and payment of such notes would be the obligation of the Company and such an offering could result in dilution to the value of the outstanding common stock.

KRC is in active discussions with a potential broker-dealer for the possible issuance of an offering of convertible promissory notes.  KRC is currently considering to make an offering of up to $10,000,000 consisting of 1,000 units at $10,000 per unit.  Each unit would consist of a 3-year convertible promissory note with 10% annual interest payable quarterly and a 5-year warrant to purchase 1,600 shares of KRC's common stock at an exercise price of $6.00 per share.  If the Company determines to make such an offering, it would be obligated to pay the quarterly interest to the note holders which would reduce the revenues available to the Company.  After three years, KRC would have to pay the note holder any outstanding face amount of the promissory note that is not converted into common stock.  Unlike a mortgage debt that is recourse only to the property on which the mortgage is taken, the debt obligation of such promissory notes would be the general obligation of KRC and all of its assets.

Terms now being discussed propose that at the end of three years, each promissory note would be convertible into common stock at the rate of one share of common stock for every $5 of principal of the note.  Although in effect KRC will receive $5.00 per share for the converted stock (as conversion of the note principal), holders of KRC common stock may experience dilution in the value of their common stock at the time of such conversion if the value of their common stock is greater than $5 per share.  Similarly, warrants may be exercised at an exercise price of $6.00 per share and if the value of the common stock is greater than the exercise price of the warrants being exercised, then the holders of the common stock may experience dilution in the value of their stock.

KRC may issue promissory notes as a method of raising capital which offering would likely reduce its profit margin and grant stock warrants or other rights to the note holders.

KRC anticipates that it may enter into other financing arrangements in order to obtain funds to acquire, develop and manage additional shadow retail centers.  KRC is contemplating the issuance of promissory notes in an initial amount of approximately $10,000,000.  The terms of the issuance of any such promissory notes would likely include stock warrants and/or other rights.  Depending on the terms of such stock warrants, the exercise of such warrants could dilute the value of an investors share by reducing the net tangible book value per share (net tangible assets divided by the number of shares of common stock outstanding) and reducing its possible market price.   In addition, the debt service payable on any such notes would be paid from KRC's revenues and would reduce its  profit margins.  KRC anticipates that any such immediate reduction in revenue from payment of the debt service would eventually be partially or fully offset by the increased rental revenues from the additional shadow retail centers developed from the monies raised by any such note or debt offering.  KRC has not reached any agreement or come to any terms concerning such debt offering and such an offering may not be effected.

There has been no prior public market for KRC's common stock and the lack of such a market may make resale of the Shares difficult.

No prior public market has existed for KRC’s securities and KRC cannot assure any purchaser that a market will develop subsequent to this offering by the selling shareholders.  KRC intends to apply for quotation of its common stock on the OTC Bulletin Board.  However, KRC does not know if it will be successful in such application, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the Bulletin Board or other exchange. If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors may have difficulty selling their common stock should they desire to do so.  If KRC is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities quoted by the Pink OTC Market, Inc.,  an Internet-based, real-time quotation service for over-the-counter securities.

KRC depends on its president to manage its business effectively.

KRC's future success is dependent in large part upon its ability to attract and retain highly skilled managerial and sales and marketing personnel. In particular, due to the relatively early stage of KRC's business, its future success is highly dependent on Kenneth S. Klein, its president and founder, to provide the necessary experience, reputation and background to execute KRC's business plan.  The loss of his services could impede, particularly initially as KRC builds a record and reputation of its own, its ability to enter into agreements with the Walmart Corporation and develop the adjoining land.  Such a loss would negatively impact KRC's profitability.

KRC’s founder beneficially owns and will continue to own a majority of KRC's common stock and, as a result, can exercise control over shareholder and corporate actions.

Kenneth S. Klein, the founder and president of KRC, directly owns 1,000,000 shares of KRC’s outstanding shares and may be deemed the beneficial owner of the 6,000,000 shares owned by Klein Portfolio Investors, LLC and Klein Portfolio Investors II, LLC, the 50,000 shares owned by Klein Family Investments LLC and the 50,000 shares owned by The Klein Group LLC or approximately 88% (7,100,000 shares) of KRC’s outstanding common stock. As such, he is able to control matters requiring approval by shareholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of KRC’s common stock or prevent shareholders from realizing a premium over the market price for their shares of common stock.   Other Klein family members own 75,000 shares of KRC's outstanding shares although Kenneth Klein is not the beneficial owner of such shares and does not have voting or disposition control of such shares.

With one person who is also the major shareholder serving as KRC's president and sole director, there is potential for favored actions by KRC.

 As the sole director and president, Mr.  Klein is not subject to the cross-checks and balances for corporate action which would be the case if there were additional directors or executive officers.  This means that Mr. Klein has sole control over actions to be taken by KRC.  Such control could result in actions being taken by KRC which would be detrimental to its investors  including such possible actions as unduly large compensation packages, overly-liberal expense reimbursement or self-dealing transactions.

In addition to having control as the sole director and president, Mr. Klein is the major shareholder of KRC providing him with the voting control to approve any measures taken by KRC and possibly prohibit or discourage any effective shareholder action challenging such actions, if such actions were ever taken.  Shareholders owe no fiduciary or other duty to KRC or to other shareholders and will usually act or vote in a manner that most conforms to their goals for KRC.  A director, however, is required to act in the best interest of the company and to make his best business judgments based on such best interests of the company in approving corporate actions.  As a director, and when voting on matters under consideration by the Board of Directors, Mr. Klein has a duty to act in the best interests of KRC; there is no such required duty when acting as a shareholder or voting on matters under consideration by shareholders.

However, the duty of the director may not necessarily prevent Mr. Klein or such other similarly situated director from acting in a manner unfavorable to KRC when acting as a shareholder particularly if such shareholder action were being taken to further the interests of such director/shareholder at the expense of KRC.

Kenneth Klein as the president, director and majority shareholder could increase fees paid to the management company, which he owns.

As previously discussed, as president, director and majority shareholder, Kenneth Klein controls the management of KRC, including fees and expenses paid by it.  These fees and expenses are typically paid to third-parties at competitive prices.  Management fees are paid by KRC from rent received for the management of each of the centers.  KRC uses Midwestern Management to manage the shadow retail centers. Midwestern Management is jointly owned by Mr. Klein and his wife.  Thus, Mr. Klein has the ability to increase the fees paid for management of the shadow retail centers which would increase income to his management company and reduce the net rental income to KRC.

The failure to maintain adequate insurance on any or all of the shadow retail centers could have a substantial impact on KRC.

A failure to maintain adequate insurance, for whatever reason in the future, on any of the shadow retail centers then owned by KRC, be it fire, hazard or liability insurance, could have a substantial impact on it if an event occurred at that center that would normally be covered by such type of insurance.  If there were a fire, flood, building failure, "slip-and-fall", or other occurrence causing physical, structural or bodily damage KRC would require insurance to pay for any repairs, rebuilding and cover any liability.  If KRC did not maintain its insurance coverage, any one of these events would then require to pay significant sums from its own resources, which would severely impact the operations and continuation of KRC.  As a matter of course, KRC places a strong priority on timely payment of adequate insurance to cover these possibilities.

KRC does not intend to pay dividends to its stockholders so investors will not receive any return on investment in KRC prior to selling their interest in it.

KRC does not project paying dividends but anticipates that it will retain future earnings for funding its growth and development.  Therefore, investors should not expect KRC to pay dividends in the foreseeable future.  As a result, investors will not receive any return on their investment prior to selling their shares in KRC, if and when a market for such shares develops.

KRC’s stock may be considered a penny stock and any investment in its stock will be considered a high-risk investment and subject to restrictions on marketability.

If KRC’s common stock commences trading the price of its common stock may be below $5.00 per share.  If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended.  These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions).  For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in KRC’s common stock which could impact the liquidity of KRC’s common stock.

Being a public company may strain KRC's resources, divert management’s attention and affect its ability to attract and retain qualified directors.

As a public company, KRC will be subject to the reporting requirements of the Securities Exchange Act of 1934 and the Sarbanes-Oxley Act of 2002. The requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs, and have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on KRC's personnel, systems and resources.

These laws require, among other things, that KRC maintain effective disclosure controls and procedures and internal control over financial reporting. In order to establish the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on KRC's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for KRC to obtain director and officer liability insurance. If KRC is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

If KRC is unable to generate sufficient cash from operations, it may find it necessary to curtail development and operational activities.

KRC intends to purchase properties utilizing cash and a mortgage secured by each property.  KRC will develop the land and lease it to certain retail stores.  KRC anticipates that the rental received from the leased properties will be sufficient to meet the mortgage payments and generate profits.  Any reduction in the amount of rental income received would impact directly on the profit received by KRC and KRC might be forced to abandon some of its activities, including additional retail land development.  If, for whatever reason, the rents received by KRC were insufficient to meet the mortgage payment for any significant period of time, KRC could possibly be forced to liquidate a substantial portion of its asset holdings at unfavorable prices or possibly even default on loans.

KRC's results of operations and financial condition are greatly affected by the performance of the discount retail store market.

KRC's retail land development activities are subject to numerous factors beyond its control, including local real estate market conditions, substantial existing and potential competition, general national, regional and local economic conditions, fluctuations in interest rates and mortgage availability and changes in demographic and environmental conditions.  KRC's retail operations are specific to the development and leasing of land adjoining or adjacent to a Walmart Supercenter. The Walmart Supercenter is marketed as a large discount store offering items from electronics, appliances, clothing, housewares, furniture and other items.  KRC leases its retail property to stores with a shopping clientele complementary to the Walmart customer.  A downturn in the discount retail market would directly and negatively impact the revenue of KRC.

The potential of higher gasoline prices may directly affect the number of customers driving to a Walmart Supercenter  and may reduce the number of customers at KRC's adjoining leased retail stores.

KRC believes that the targeted Walmart Supercenter customer is automobile dependent; that is, Walmart stores are typically not easily accessed by public transportation and customers typically drive to the Walmart store and to KRC's adjoining leased retail stores.  The number of customers determining to drive to a Walmart store may be impacted by the price of gasoline.  A downtown in the number of customers to the Walmart store would most likely reduce the number of customers to the adjoining retail properties.  A reduction in the number of potential customers could result in making it harder to rent the available retail space or could result in the failure of the lessee retail stores to meet the rental amounts.

Worsening economic conditions may increase number of customers at discount stores.

KRC believes that although current Walmart customers may be impacted by the price of gasoline and fewer of such current customers may choose to drive to the Walmart Supercenter as frequently, if at all, that such decrease may be offset by an increase in new customers who choose to shop at a discount center or the amount of dollars spent at a discount center rather than the higher-priced shopping mall or named stores.  Historically, KRC believes that as economic conditions worsen, consumers change shopping habits and an increased number of consumers shop at discount stores.

Forward-Looking Statements

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated.  Actual results could differ materially from those projected in the forward-looking statements. Although KRC believes its assumptions underlying the forward-looking statements are reasonable, KRC cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate.  KRC’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which KRC competes and any deterioration in the economy may individually or in combination impact future results.

DETERMINATION OF OFFERING PRICE

KRC is offering the Shares at $5.00 per share. The price  was arbitrarily determined by KRC and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of KRC.

USE OF PROCEEDS

	Prospective Number of Shares Sold
	3,000,000	2,000,000	1,000,000
	Shares	Shares	Shares

Gross Proceeds to Company	$15,000,000	$10,000,000	$5,000,000

Proceeds if Commission paid (1)	750,000	500,000	250,000

Net Proceeds to Company (2)	$14,050,000	$9,300,000	$4,550,000

(1) Assumes commissions of 10% on sale of 50% of the Shares sold.  KRC does not have an underwriter or placement agent but is seeking to establish a relationship with one for the sale of the Shares.

(2) Assumes offering costs of $200,000 including legal, accounting, Edgarizing, and state filing fees.

KRC will receive proceeds from the sale of the Shares.  KRC anticipates that it will use the proceeds from the sale of any of the Shares for the purchase and development of additional shadow retail centers. KRC does not know how many Shares will be sold or the amount of proceeds from such sales.  The fewer the number of Shares sold, the less KRC will receive in proceeds from the offering with a resulting small amount of funds available to use to acquire and develop additional shadow retail centers.

KRC's umbrella mortgage on all nine shadow retail centers is due on May 6, 2011 in the amount of $15,510,000.  KRC does not intend on using any of the proceeds from this offering to pay down the mortgage.

DIVIDEND POLICY

KRC does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development expansion of the business.

DILUTION

Purchasers of the  Shares may experience immediate dilution in the value of their Shares. Dilution represents the difference between the initial public offering price per share paid by investors and the net tangible book value per share immediately after completion of the offering.  Net tangible book value per share is the net tangible assets of KRC (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding.

Prior to the offering, KRC had a net tangible book value of $(1,159,280) or $(.14) per share with 8,060,430 shares of common stock outstanding and a net tangible book value after the offering, assuming all 1,000,000 shares are sold, of $3,840,720 or $.42 per share which results in a per share dilution of $4.58.  If all 3,000,000 shares are sold, then KRC would have a net tangible book value after the offering of $13,840,720 or $1.25 per share which results in a per share dilution of $4.58.

KRC is offering 3,000,000 Shares at $5.00 per share.  If fully sold, this would result in an adjusted net tangible book value of $13,840,720 (assuming no offering expenses) with 11,060,430 shares of common stock outstanding or $3.75 per share.

Assuming 1,000,000 Shares sold ($5,000,000 in proceeds) (1)

					Average
	Shares Outstanding		Total Paid		Price per
	Number	Percent	Amount	Percent	Share

Existing Shareholders	8,060,430	89%	$1,334,929	21%	$0.17
New Investors	1,000,000	11%	5,000,000	79%	$5.00

Total	9,060,430	100%	$6,334,929	100%	$0.70

Net tangible book value before offering	$(1,159,280)
Net tangible book value per share before offering		$(.14)
Net tangible book value after offering	3,840,720
Net tangible book value per share after offering		$.42
Dilution per share to new investors	$4.58

Assuming 3,000,000 Shares sold ($15,000,000 in proceeds) (1)

					Average
	Shares Outstanding		Total Paid		Price per
	Number	Percent	Amount	Percent	Share

Existing Shareholders	8,060,430	73%	$1,334,929	8%	$0.17
New Investors	3,000,000	27%	15,000,000	92%	5.00

Total	11,060,430	100%	$16,334,929	100%	$1.48

Net tangible book value before offering	$(1,159,280)
Net tangible book value per share before offering		$(.14)
Net tangible book value after offering	13,840,720
Net tangible book value per share after offering		$1.25
Dilution per share to new investors	$3.75

(1) Assumed for purposes of illustration only. Does not reflect possible selling commissions and expenses.

CONCURRENT SALES BY SELLING SHAREHOLDERS

Selling Shareholders

The registration statement of which this prospectus is a part also relates to the sale of 910,430 outstanding shares of KRC’s common stock by the holders of these securities.  The selling shareholders will offer their shares for sale at an offering price of $5.00 per share until such time as KRC's stock is quoted on the OTC Bulletin Board.  The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales; by a combination of these methods; or by other means.  Transactions occurring after the stock is quoted on the OTC Bulletin Board, if at all, may be effected at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock.

KRC will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares.

PLAN OF DISTRIBUTION

The Shares will be offered for sale by KRC through its president, who will not receive any commission or compensation, and, possibly, by participating broker-dealers or selling agents. As of the date of this prospectus KRC has not entered into any arrangements with any broker-dealer or selling agent for the sale of the Shares. No officer nor director of KRC will receive any commission or compensation for the sale of the Shares. KRC will pay customary commissions and expenses to any participating broker-dealers or selling agents.

KRC is offering its shares on a “best efforts” basis which means that there is no minimum threshold of sales that must be met before the offering can close.  There is no escrow or trust account in which subscriber funds will be held for any period of time.  The proceeds from the sale of the Shares will become immediately available for use by KRC. The offering will be presented by KRC primarily through mail, telephone, electronic transmission and direct meetings in those states in which it has registered the Shares.

Pursuant to the provisions of Rule 3a4-1 of the Securities Exchange Act of 1934, no officer offering KRC Shares is considered to be a broker of such securities as no officer (i) is subject to any statutory disqualification, (ii) is nor will be compensated by commissions or other remuneration for sales of the securities (iii) is associated with a broker or dealer (iv) is not primarily employed on behalf of KRC in substantial duties and (v) participates in offering and selling an offering more than once every 12 months.

The offering will terminate 24 months following the date of this prospectus unless earlier closed.

Sales and Resales of the Shares under State Securities Laws

KRC is required to register the Shares in each state in which the Shares will be offered and sold.  States provide for registration by coordination under which KRC will file the registration statement, of which this prospectus is a part, with those states.  Although this will be a filing with those states by coordination and not by qualification or otherwise, those states may comment on suggested changes to the registration statement.  Those states, assuming suggested changes, if any, are adequately addressed, will declare the registration statement effective on the date it is declared effective by the Securities and Exchange Commission.  KRC has not yet determined the states in which it intends to sell the Shares.

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon sales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act.  Following the effective date of the registration statement of which this prospectus is a part resales of the Shares and the Selling Shareholders’ Shares may be made pursuant to Section 4(1) of the Securities Act.

KLEIN RETAIL CENTERS, INC.

Overview

KRC was incorporated in Delaware on March 28, 2008.  It was formed to continue and expand the business started and developed by its president  to purchase from Walmart Stores, Inc. or others, certain real property next to and/or adjoining operating or in-development Walmart Supercenters ("shadow retail centers") and to develop the property for lease to certain chain and local stores that complement and are compatible with the Walmart Supercenters.  Walmart Supercenters, Inc. purchases raw land and constructs Walmart Supercenters.  Frequently, it will have purchased more land than is required and it will sell that excess adjacent land.  KRC intends to purchase this excess land from Walmart, develop it and lease it to retail stores.

Through its wholly owned subsidiary, Coldwater Portfolio Partners II, LLC ("Coldwater"), KRC currently owns and operates nine shadow retail centers in the Midwest and Southern United States.  On December 31, 2008, KRC became the sole member of CPP Holdings II, LLC, which is the sole member of Coldwater, the titleholder of the nine shadow retail centers.

The Properties

Walmart Stores, Inc. operates and develops four distinct store brands: Walmart Supercenters, Walmart Discount Stores, Sam’s Clubs, and Neighborhood Markets.  KRC focuses exclusively on the purchase and development of the shadow retail centers adjacent to the Walmart Supercenters.  With such exclusive focus, KRC, through the experience of its president and founder, has become experienced and knowledgeable about the rules and regulations established by Walmart Supercenters for the development and operation of the shadow retail centers.  This assists KRC with the ability to easily accommodate such regulations without the delay and cost of redesign and reapproval of initial plans and on-going operations.  From the outset, KRC can prepare its drawings, proposals, development and operations in compliance with the regulations established by the Walmart Supercenters, such as height restriction, materials usage, parking space allowance, landscape design and density.

KRC believes that its president, Kenneth S. Klein, through the operations of The Klein Group, LLC, has been the single largest purchaser of land for development of Walmart Supercenter shadow retail centers.  As such, management of the real estate sales division of the Walmart Corporation is familiar with the high standard of operations of the shadow retail centers operated by The Klein Group, LLC under the management of Kenneth Klein.

KRC’s nine shadow retail centers currently produce an aggregate monthly income of approximately$123,201  with $83,117 payable monthly on a total mortgage obligation of  $15,510,000.  Additionally, KRC incurs an estimated $51,548 in monthly operating expenses, of which approximately $39,232 represents non-cash items including depreciation.  The monthly cash flow from operations to KRC from KRC’s current nine shadow retail centers is approximately $13,004.   KRC believes that the current cash flow received from its shadow retail centers is sufficient to maintain its current operations and to provide for growth as management may determine.

After review of local zoning requirements, property prices, population growth, shopping habits, and other economic and demographic factors, Walmart Supercenters will purchase raw land on which it will build a Walmart Supercenter.  As a matter of course, Walmart will purchase more land than is required to build its Walmart Supercenter store and after finalization of the plans for its store, Walmart will seek to sell that excess adjacent or adjoining land for development into a retail center with complementary retail stores or businesses.   As part of the contract of sale for this land, Walmart Supercenter requires distinct covenants as to the type of tenant that can occupy the retail space in the adjoining shadow retail center and requires the right of approval for any and all tenants.

KRC intends to purchase this excess land from Walmart and develop and lease it to acceptable retail stores.  Before development of the purchased property, management of KRC will usually try to prelease the property and construct the buildings on the property toward the usage of its future tenant occupants.  Because KRC's president has completed over 70 of such Walmart shadow retail centers, management has an existing relationship with many smaller retail businesses that typically occupy the Walmart shadow retail centers and that may wish to expand into additional centers.

Management of KRC will contact these retail stores to apprize them of the property to be developed and to offer the opportunity for preleasing.  Not all property will be preleased and in such instances KRC will develop the property in a generalized manner appropriate for small retail stores and lease the property during or after the construction phase.

After completion of the construction phase, KRC retains ownership of the property and receives rental income.  Daily management of the property is handled by Midwestern Management LLC, an affiliate of KRC, which receives a management fee of 5% of the aggregate rental income.  The sole members of Midwestern Management LLC are Kenneth S. Klein, president of KRC, and Cynthia Klein, his wife.

Management anticipates that most of its purchases will be of undeveloped land adjacent to planned Walmart Supercenters purchased directly from Walmart Stores.  However, KRC may from time to time be offered the opportunity to purchase existing and developed Walmart shadow retail centers from other owners.  With the downturn of the economy, such acquisitions may become more attractive than purchasing the raw land and constructing the shadow retail centers as the prices for such existing centers may be reduced or financing rates may decrease.  In all instances, KRC will purchase only shadow retail centers connected with Walmart Supercenters or other Walmart stores and that meet KRC’s building and development criteria.

KRC purchases, develops and manages the shadow retail centers primarily for income production; but  possible sale at some future time with resulting capital gain is a strong secondary focus.  At the time of this prospectus, KRC has not sold any of its shadow retail centers nor does it have any plans or agreements, arrangements or discussions to do so.

Acquisition of the Existing Shadow Retail Centers

KRC is the owner of the nine shadow retail centers through its subsidiaries.  Coldwater Portfolio Partners II, LLC, is the actual title owner of the nine shadow retail centers.  CPP Holdings II,  LLC is the sole member of Coldwater Portfolio Partners II, LLC and KRC is now the sole member of CPP Holdings II, LLC.  Two affiliated companies, Klein Portfolio Investors LLC and Klein Portfolio Investors II LLC were the sole members of CPP Holdings II, LLC.  On December 31, 2008, KRC issued 3,000,000 shares of its common stock to Klein Portfolio Investors, LLC and 3,000,000 shares of its common stock to Klein Portfolio Investors II, LLC in exchange for all of their membership interests in CPP Holdings II, LLC.

Tenants

KRC targets small discount stores, particularly chains, for lease as tenants in the shadow retail centers.  These tenants are attracted to the shadow retail centers as demographically they sell primarily to the same shopper as the Walmart Supercenters.  Several large retailers have opened franchise or branch stores in one or more of KRC's shadow retail centers.  Consequently, with all their franchise stores aggregated, Dollar Tree and Fashion Bug account for approximately 36% of KRC's total revenue.  The loss of any one of the franchise stores would not have a material impact on the rental income of KRC but the loss of one of these entire chains, and all their stores, would possibly have a material adverse effect on the rental receipts of KRC.  The length of time it would take to release such vacancies would be the key to whether such loss would have a long-term material effect.  To date, KRC has not had vacancies of such length or size to materially impact its rental income.

Current Operations

Nine shadow retail centers form the initial core of KRC’s operations.  The terms of each lease provide that the tenant is responsible for taxes and insurance which will be billed proportionately to the tenant based on square footage.  In addition, the leases provide that the tenants will pay their proportionate share of common repair and maintenance items such as cleaning, parking lot landscaping or repaving, bathroom maintenance, etc.  The expiration dates of the leases are listed below and the tenant has the right to renew the lease.

The following is a summary of KRC’s nine shadow retail centers:

Mitchell, South Dakota.   The property was purchased from Wal-Mart Stores, Inc. on November 29, 2000, at a purchase price of $500,000.  As of November 21, 2005, the property had an appraisal value of $2,822,000. The property has been fully developed into an operating retail center consisting of eight units aggregating 23,892 commercial square feet with appropriate adjacent parking spaces currently at 100% occupancy by the following tenants:

		Percentage			Rent per
	Monthly	of Total	Lease	Square	Square
Tenant	Rent	Center's Rent	Expiration	Footage	Foot

Appliance & Furniture RentAll	$3,000	14.4%	6/30/2012	4,000	$9.00
Wireless World	1,782	8.5%	12/31/2011	1,746	12.25
Advance America 896	1,200	5.8%	7/31/2010	1,200	12.00
Alltel Cellular	1,488	7.1%	4/30/2013	1,400	12.75
Movie Gallery #2826	3,535	17.0%	9/30/2012	3,600	11.75
Maurices Inc. #399	4,313	20.7%	1/31/2011	4,500	11.50
Great Clips	1,100	5.3%	7/9/2013	1,200	11.00
Dollar Tree Store 2384	4,424	21.2%	1/31/2010	6,246	8.50
Center's total monthly rents	$20,842	100%

Joplin, Missouri. The property was purchased from Wal-Mart Stores East, Inc. on April 20, 2000, at a purchase price of $480,000.  As of November 5, 2005, the property had an appraisal value of $1,720,000.  The property has been fully developed into an operating retail center consisting of three units aggregating 13,649 commercial square feet with appropriate adjacent parking spaces currently at 100% occupancy by the following tenants:

		Percentage			Rent per
	Monthly	of Total	Lease	Square	Square
Tenant	Rent	Center's Rent	Expiration	Footage	Foot

Fashion Bug	$8,333	62.9%	5/31/2011	8,000	$12.50
Nationwide Cellular	1,833	13.8%	3/31/2013	1,319	11.37
Dollar and Sense	3,094	23.3%	11/1/2014	4,125	8.50
Center's total monthly rents	$13,260	100%

Jackson, Missouri. The property was purchased from Wal-Mart Stores East, Inc. on October 2, 2000, at a purchase price of $300,000.  As of November 15, 2005, the property had an appraisal value of $1,560,000.  The property has been fully developed into an operating retail center consisting of four units aggregating 11,827 commercial square feet with appropriate adjacent parking spaces currently at 75% occupancy by the following tenants:

		Percentage			Rent per
	Monthly	of Total	Lease	Square	Square
Tenant	Rent	Center's Rent	Expiration	Footage	Foot

(Vacant)
The Mane Group	$1,313	19.1%	12/21/2011	1,120	$13.00
Check Please of Jackson	1,341	19.6%	10/31/2010	1,192	13.50
Movies to Go Inc./Blockbuster	4,200	61.3%	6/30/2009	3,600	14.00
Center's total monthly rents	$6,854	100%	(Of the 75% occupancy)

West Baraboo, Wisconsin. The property was purchased from Wal-Mart Stores East, Inc. on May 1, 2000, at a purchase price of $525,000.  As of November 15, 2005, the property had an appraisal value of $2,770,000.  The property has been fully developed into an operating retail center consisting of eight units aggregating 18,452 commercial square feet with appropriate adjacent parking spaces currently at 100% occupancy by the following tenants:

		Percentage			Rent per
	Monthly	of Total	Lease	Square	Square
Tenant	Rent	Center's Rent	Expiration	Footage	Foot

Cash Store #0236	$1,665	9.5%	3/31/2013	1,480	13.50
Cell Plus	2,819	16.3%	8/31/2012	2,706	$12.50
Madison Extreme Pizza, LLC	1,500	8.8%	8/05/2012	1,440	12.50
Movie Gallery #0946	3,600	20.7%	7/31/2012	3,600	12.00
Riverside Finance Inc.	1,300	7.5%	10/11/2012	1,200	13.00
Game Stop (2 units)	2,316	13.4%	1/31/2013	2,526	11.00
Dollar Tree Store 2059	4,125	23.8%	1/31/2013	5,500	9.00
Center's total monthly rents	$17,325	100%

Angola, Indiana.  The property was purchased from Wal-Mart Stores East, Inc. on February 15, 2001, at a purchase price of $425,000.  As of November 5, 2005, the property had an appraisal value of $1,670,000.  The property has been fully developed into an operating retail center consisting of three units aggregating 10,063 commercial square feet with appropriate adjacent parking spaces currently at 100% occupancy by the following tenants:

		Percentage			Rent per
	Monthly	of Total	Lease	Square	Square
Tenant	Rent	Center's Rent	Expiration	Footage	Foot

Dollar and Sense	$4,500	40.7%	2/28/2010	4,500	$12.00
American General Financial	1,517	13.7%	8/31/2012	1,400	13.00
Malibu Tanning	5,031	45.6%	1/31/2013	4,164	14.50
Center's total monthly rents	$11,048	100%

Lima, Ohio.  The property was purchased from Wal-Mart Stores East, Inc. on March 19, 2002, at a purchase price of $425,000.  As of November 20, 2005, the property had an appraisal value of  $1,550,000.  The property has been fully developed into an operating retail center consisting of three units aggregating 10,846 commercial square feet with appropriate adjacent parking spaces currently at 100% occupancy by the following tenants:

		Percentage			Rent per
	Monthly	of Total	Lease	Square	Square
Tenant	Rent	Center's Rent	Expiration	Footage	Foot

Great Clips	$1,592	15.4%	6/30/2013	1,400	$13.65
Alltel	1,386	13.4%	9/30/2012	1,446	11.50
Dollar Tree Store 3395	7,333	71.2%	7/07/2013	8,000	8.50
Center's total monthly rents	$10,311	100%

Ocean Springs, Mississippi.   The property was purchased from Wal-Mart Stores East, Inc. on June 27, 2000, at a purchase price of $365,000. As of December 5, 2005, the property had an appraisal value of $2,100,000.  The property has been fully developed into an operating retail center consisting of four units aggregating 12,916 commercial square feet with appropriate adjacent parking spaces currently at 100% occupancy by the following tenants:

		Percentage			Rent per
	Monthly	of Total	Lease	Square	Square
Tenant	Rent	Center's Rent	Expiration	Footage	Foot

Shoe Show, Inc. #839	$5,833	43.8%	6/30/2011	5,600	$12.50
CATO Corporation #83	3,189	23.9%	1/31/2011	3,645	10.50
GameStop #3813	1,743	13.1%	1/31/2012	1,392	15.02
AKAR, LLC/Star Cleaners	2,564	19.2%	6/03/2011	2,279	13.50
Center's total monthly rents	$13,329	100%

Fort Smith, Arkansas.  The property was purchased from Wal-Mart Stores, Inc. on November 29, 2000, at a purchase price of $300,000.  As of May 9, 2006, the property had an appraisal value of $1,930,000.  The property has been fully developed into an operating retail center consisting of four units aggregating 12,072 commercial square feet with appropriate adjacent parking spaces currently at 100% occupancy by the following tenants:

		Percentage			Rent per
	Monthly	of Total	Lease	Square	Square
Tenant	Rent	Center's Rent	Expiration	Footage	Foot

CATO Corporation #623	$4,089	43.9%	1/31/2013	4,176	$11.75
Vu Do/Star Nails	1,194	12.8%	6/30/2011	1,200	11.94
C&C Kelley Properties, LLC	1,296	13.9%	1/22/2012	1,145	13.58
Game Traders, Inc.	2,744	29.4%	8/31/2013	3,043	10.82
Center's total monthly rents	$9,323	100%

Springdale, Arkansas.  The property was purchased from Wal-Mart Stores, Inc. on February 22, 2000, at a purchase price of $435,000.  As of November 9, 2005, the property had an appraisal value of $1,943,000.  The property has been fully developed into an operating retail center consisting of two units aggregating 14,035 commercial square feet with appropriate adjacent parking spaces currently at 100% occupancy by the following tenants:

		Percentage			Rent per
	Monthly	of Total	Lease	Square	Square
Tenant	Rent	Center's Rent	Expiration	Footage	Foot

Fashion Bug 3507	$8,333	60.7%	4/30/2011	8,000	$10.89
Dollar Tree Store 1830	5,406	39.3%	4/30/2011	6,035	10.75
Center's total monthly rents	$13,739	100%

Historical Data of Nine Shadow Retail Centers

Occupancy Rate

			West				Ocean	Ft.	Spring-
	Mitchell	Joplin	Jackson	Baraboo	Angola	Lima	Springs,	Smith	dale
	SD	MO	MO	WS	IN	OH	MS	AR	AR

2004	70%	100%	100%	100%	100%	100%	100%	65%	100%

2005	87%	100%	100%	100%	100%	100%	100%	65%	100%

2006	87%	100%	100%	100%	100%	100%	100%	65%	100%

2007	89%	100%	100%	100%	100%	100%	100%	100%	100%

2008	100%	100%	100%	100%	100%	100%	100%	79%	100%

Average rent per square foot

			West				Ocean	Ft.	Spring-
	Mitchell	Joplin	Jackson	Baraboo	Angola	Lima	Springs,	Smith	dale
	SD	MO	MO	WS	IN	OH	MS	AR	AR

2004	$10.22	$11.01	$11.41	$11.14	$13.34	$11.46	$11.28	$8.87	$11.18

2005	$9.41	11.01	11.41	11.14	13.34	11.46	11.28	8.87	11.18

2006	$9.41	11.13	11.41	11.14	13.75	11.46	11.69	8.70	11.75

2007	$10.03	7.44	11.45	12.37	14.21	11.30	12.38	11.86	11.75

2008	$10.46	12.43	11.45	11.20	14.12	9.56	12.38	11.70	11.75

Terms of the Purchase Agreements

The terms of the agreements for the purchase of KRC's nine shadow retail centers are substantially identical with specific items such as price, property location, date and square footage changed as necessary to the identify the property and particular sale and certain development modifications changed to conform to the specific site.  Although the purchases have been completed and the properties transferred, certain covenants, conditions and restrictions in the agreements remain in effect for a period of 50 years from the dates of the agreements.  These covenants, conditions and restrictions, as identified below, continue with the property and bind the properties and any and all future purchasers, assignors, subdivides or any other form of transferor.  These covenants, conditions and restrictions are flexible guidelines within the context of the specific property being developed.  The exigencies of the property, its location, geography, and demographics may call for some variation from these regulations.  KRC has from time to time requested variation from the expressed guidelines and covenants and has encountered no obstacles or problems in obtaining such allowances.

Purchase agreements typically include the following provisions:

1.   The property will be used only for purposes of the kind typically found in shopping centers, including, but not limited to, offices, restaurants, and retail shops and for no other purposes without the consent of Walmart, or any successor.  The property cannot be used for a discount department store, a wholesale membership or warehouse club, grocery store, supermarket, pharmacy/drug store, adult book store, cafeteria, movie theater, bowling alley, health spa/fitness center, discount rack shoe store, automotive maintenance facility engaged in quick lube/oil changes, tire store, gasoline station/convenience store, bar, night club, billiard parlor or any business or place of recreation or amusement or liquor store.

2.  Any building on the property shall be limited to one story not to exceed 22' in height, the exterior shall consist of parapet walls with awnings constructed of decorative cement block and stucco and the roofs will be pitched metal or rubber.  No tenant space within the building shall exceed 10,000 square feet.

3.  If the property is used for a restaurant, there shall be no less than 15 parking spaces on the property for every 1,000 square feet of floor building area; and for all other permitted uses there shall be not less than five parking spaces per 1,000 square feet of floor building area.

4.  Only signs advertising the businesses located on the property may be erected on the property.

5.  Walmart, or its successor, has the right to approve the placement of the buildings and other improvements, including signage, landscaping, lot lines, location and dimensions of parking areas and spaces, driveways and service areas.

Mortgage Loan on the Properties

As of April 26, 2006, Coldwater Portfolio Partners II, LLC (KRC’s wholly owned subsidiary)entered into a loan agreement with Greenwich Capital Financial Products Inc. which consolidated all loans for the purchase of the nine shadow retail centers into one mortgage loan secured by a lien on the nine retail centers.

The loan is evidenced by a note of the same date, secured by all the assets of KRC, in the principal amount of $15,510,000.  The note bears interest at 6.52% per annum, payable monthly, and matures on May 6, 2011.

Pursuant to the terms of the loan, Coldwater Portfolio Partners cannot sell, convey, or transfer the mortgaged properties without the consent of Greenwich Capital Financial Products.  In addition, the loan documents stipulate that Coldwater Portfolio shall not change the use of the properties or take any steps to convert the properties to condominium or cooperative forms of ownership.  In the event of a default on the loan, in addition to other available remedies, Greenwich Capital Financial Products may declare the entire debt immediately due and payable, may institute foreclosure and sale proceedings of all or a portion of the properties, may institute  proceedings for specific performance, may enforce its interest in the leases and rents and take over use, operation, management and control of the properties.  In the event of a sale by foreclosure or otherwise, of less than all of the properties, the lien on the remaining portion of the properties shall continue.

History of The Klein Group, LLC

Kenneth S. Klein, president of KRC, formed the Klein Group,  LLC. in 1996 and in 1999 began the  purchase of property and the development of shadow retail centers.  Since that date, The Klein Group completed over 70 retail centers in 26 states.  KRC believes that The Klein Group has been historically the single largest purchaser of land and developer of shadow retail centers from the Walmart Stores, Inc.

The president of KRC, Kenneth Klein, and his wife are the sole members  of The Klein Group, LLC.  The president of KRC has indicated that The Klein Group LLC will continue operations as the owner and manager (through Midwestern Management LLC or other affiliate) of the retail centers it currently owns but anticipates over time that such properties will be transferred to KRC as KRC grows.  In all events, any competition between shadow retail centers for retail tenants is unlikely as Walmart Stores, Inc. regulates the distance between its stores based upon population demands of an area so Walmart Supercenters do not compete with one another.  As a result, shadow retail centers are at a distance to minimize any competition between them.

There are no current understandings or agreements for any acquisitions by KRC of any properties owned by The Klein Group LLC and none may ever be entered into.  If any of these properties are acquired by KRC, it will be at a price not exceeding an independent appraisal of the property and on terms and conditions customary for such a transaction.

Management of the Shadow Retail Centers

Nine shadow retail centers form the initial core of KRC's operations.  Front office daily management of the shadow retail centers is handled by an affiliate of KRC, Midwestern Management LLC, which is wholly owned by Kenneth S. Klein, president of KRC, and his wife.  Effective January 1, 2009, Midwestern Management and KRC entered into an agreement for the management and leasing of KRC’s properties.  The agreement has a 12-month term with automatic 12-month renewals until the agreement is terminated by one of the parties.

Midwestern Management receives 5% of the rents collected from the properties for its managerial services.  Midwestern Management receives a construction supervisory fee for on-site construction jobs equal to the greater of 5% of the job costs or $1,000.  Midwestern Management will also assist in locating tenants for store vacancies.  For its services as leasing agent, Midwestern Management receives 1% of the lease payments for the initial lease term.
Midwestern Management manages the property on a daily basis and serves as the managerial office for tenants. Midwestern Management ensures that rents are collected, that taxes, insurance, utilities and other expenses paid, and that the centers are repaired as needed and maintained.

The shadow retail center are leased as triple net to the tenants so that the costs of taxes, insurance, utilities and common area maintenance are billed back to the tenants pro rata on a square footage basis.  The charges for payment of these expenses are billed to the tenant in addition to the rents received. Midwestern Management is reimbursed for any out-of-pocket expenses attributable to the property by charging back to the tenants.  These charged back expenses do not include the operational expenses of Midwestern Management such as salaries.  On-going costs of each shadow retail center such as utility charges, land maintenance, including snow, ice and leaf removal, and cleaning are proportionately divided among the tenants of such shadow retail center based on the relative amount of square footage leased.  Any expenses specific to an individual tenant are billed back to that tenant.

The shadow retail centers are relatively low maintenance and subcontractors are used for such regular upkeep as is required such as landscaping, cleaning and litter and trash removal.  The subcontractors used are typically those also used by the adjoining Walmart Supercenter.  Outside contractors and local suppliers are typically used to make any repairs or improvements required of the shadow retail centers.  For much of the unusual capital and larger work to be done in the shadow retail centers, such as striping the parking area, replacing light fixtures, upgrading landscaping, and new signage the tenants will be proportionately assessed a fee to cover all the costs.

In the existing and in future shadow retail centers, Midwestern Management and KRC will use the structure and contacts already developed in finding tenants for the vacant retail space.  Historically management has typically located retail tenants by:

Existing contacts
Existing rent roll mailings
Regional trade shows
Signs and newspaper advertisements
Leads from existing tenants
Web sites and internet contacts

In December, 2008, in addition to the 5% management fee, KRC issued 198,000 shares of its common stock to employees of Midwestern Management.  These shares were issued directly to the employees of Midwestern Management for the services rendered to KRC and the loyalty shown and to provide possible incentive to those employees for future services to be rendered to KRC.

PLAN OF OPERATION

Purpose of the Offering

The primary purpose of the offering described in this prospectus is to provide KRC with a source of financing for the acquisition and development of shadow retail centers.  Current economic conditions have cast an uncertainty over the availability of commercial loans for the acquisition, development and permanent financing of real estate projects.  While KRC anticipates that due to the history and relationship of its president with banks that have financed prior shadow retail centers for the Klein Group LLC KRC will be able to obtain financing on acceptable terms for the acquisition and development of future shadow retail centers, there can be no assurance that will the case.  By raising investment capital through this offering, KRC will have access to acquisition and development funds independent of banks or other financing sources.  In addition, KRC will not incur interest and financing charges on capital that it raises by the sale of the Shares.  There is no assurance that KRC will be able to complete this offering in which case it will be required to rely on loans to finance its operations.

Acquisition of Additional Shadow Retail Centers

Typically, KRC will be informed by Walmart Stores, Inc. or other sources of the locations of Walmart Supercenters.  Before making an offer on any excess property offered by Walmart, management may contact certain of the small retail chain stores with whom it has continuing relationships of which many are tenants in other Klein Group shadow retail centers to determine interest in leasing space. With that  information and its own determination as to the economics and feasibility of that location, KRC will determine whether to make an offer on the excess property and to enter into negotiations for the purchase.

Pursuant to the typical agreement for purchase of the excess property to be developed into the shadow retail center, Walmart Stores, Inc. has the right to approve the plans for the development of the property including exterior elevations, placement of buildings, improvements including signage, setbacks, parking areas and spaces, driveways, service areas, and landscaping.  Walmart typically has 30 days to review the proposed plans and submit to KRC any suggested modifications.  KRC will make the suggested changes or changes designed to meet the modification specifications and resubmit amended plans to Walmart.  In this manner, the agreement anticipates that the parties will create acceptable development plans.

KRC is responsible, with assistance from Walmart as feasible but at KRC's expense, to obtain the approval of all public and governmental authorities regarding zoning, subdivision replanting, special use permits, environmental permits or similar requirements for the intended use.  KRC is responsible for the water, electrical and sanitary sewer lines.  Its agreements also provide that Walmart will grant a non-exclusive perpetual utility easement over and across its property that may be necessary and convenient to make utility connections to the property.

Having worked with Walmart Stores, Inc. for almost ten years and having entered into more than 70 agreements for the purchase of property and developing such into shadow retail centers and managing such property, management is well aware of the terms of the agreements acceptable to Walmart Stores, Inc. and the constraints and obligations placed upon the purchaser.  KRC anticipates that the terms of any purchase agreements to be entered into between KRC and Walmart Stores, Inc. will be substantially identical to the prior agreements utilized between the Klein Group and Walmart Stores, Inc.

Although KRC anticipates purchasing land for additional shadow retail centers directly from Walmart Supercenters, Inc., some acquisitions may be made from other owners of existing shadow retail centers since current economic conditions may make such acquisitions attractive to KRC.  In all events, KRC will only purchase and operate Walmart shadow retail centers.  KRC may purchase land or existing Walmart shadow retail centers by cash or through the issuance of its common stock.

The Walmart Stores, Inc. is a large international corporation with vast resources and personnel available to it.  As such, as it determines to expand its operations and build additional stores, it can utilize these resources in researching and determining optimal store site locations by analyzing such criteria as population growth patterns, infrastructure development, shopping habits, competition, area economics, land prices and availability, zoning and codes, road access and traffic patterns, soil composition, availability of utilities, weather and seasonality and numerous other demographic factors.  Since KRC is building retail centers anchored to Walmart Supercenters, KRC does not necessarily need to research to such a degree these factors particularly local shopping demographics.  However, in building the retail centers, KRC will be responsible for site preparation and construction including obtaining permits, adding utility lines, providing for water drainage and other construction items.

KRC expects to expand its operations by purchasing more excess property from Walmart Stores, Inc. for development into shadow retail centers. Management believes that it can obtain a better price for property if it buys more than one excess property at one time. KRC intends to target purchases in the South, Southwest, Midwest and the Western United States.  The Klein Group has historically used, and KRC anticipates using, both purchase and construction mortgages and to obtain such mortgages at a fixed rate, if possible.  KRC may also purchase property that has been partially or fully developed if the development meets KRC's construction, design and size criteria. KRC would assemble such property for lease and management.

The Klein Group has developed contacts and relations with a pool of retail stores, many of which are national chain stores, that traditionally will lease space in a shadow retail center. Once KRC purchases property from Walmart, management will contact those retail store contacts that have or desire to have operations in that geographic area.  KRC will attempt to lease the property and then build the retail center to the specifications of the initial tenants.  However, it will not always be possible to lease in advance and KRC will then design and build the retail center in a manner suitable for adaptation for leasing by small retail stores.

After KRC purchases the property and obtains any leasing commitments, it will prepare the property for development, including obtaining permits, utility lines, soil analysis and preparation and approval of building plans and designs.  KRC will also obtain a construction mortgage using the property and the building as security for the mortgage.  The current mortgages on KRC's existing shadow retail centers are fixed rate.  KRC favors a fixed rate mortgage and will seek to obtain mortgages for development of future retail centers at the best terms available, preferably interest-only fixed rate loans, but there can be no assurance that this type of mortgage will be offered or that its terms will be the most advantageous.

Prior to entering into a construction arrangement, KRC will seek recommendations for local contractors, will contact companies that it has previously used, and pursue other contacts to obtain bids for construction of the retail centers.  KRC will utilize the experience and contacts of its president to locate and enter into the construction contracts.  During the construction process, KRC will receive weekly updates, including photographs.  KRC will make on-site inspections prior to release of each construction project financial draw.

After construction of the retail centers, KRC will pay a management fee of approximately 5% to an affiliate for the management of the shadow retail centers.  The management company maintains the public spaces and the tenants proportionately pay for utilities, individual maintenance, seasonal and capital improvement charges.

KRC or affiliate will serve as the leasing agent for the retail centers.  KRC anticipates entering into 5 to 10 year leases with most tenants.  As space becomes vacant, it will seek to locate new tenants through both the pool of retail tenants that occupy similar Walmart shadow retail centers and, as necessary, through advertizing to targeted small retail stores or businesses in trade journals, the internet or other sources.

Active Discussion with Potential Underwriter for Convertible Note Offering

KRC is in active discussions with a broker-dealer for the underwriting of a possible convertible promissory note offering by the Company.  To date, the terms have been finalized nor contracts entered into, but KRC is favorably considering such a transaction and is actively pursuing the discussions to finalize the terms.  If such an offering is made by KRC, the terms of now being considered are an offering for up to $10,000,000 consisting of 1,000 units (at $10,000 per unit).  Each unit would consist of (i) a $10,000 3-year convertible promissory note paying 10% interest per annum payable quarterly and (ii) a 5-year warrant to purchase 1,600 shares of KRC's common stock at an exercise price of $6 per share.  At the end of three years, each promissory note would be convertible into one share of common stock for every $5 of principal of the note (i.e. 2,000 shares). If KRC determines to make such an offering and if all the units were sold (1000 units), KRC would receive $10,000,000 (less offering costs and broker commissions) and would issue,  after three years, an additional 2,000,000 shares of common stock if all the promissory notes were converted for their full face value.  After five years, if all the warrants are exercised, KRC would receive $9,600,000 (less any costs and commissions) and issue an additional 1,600,000 shares of common stock.

Possible Use of Limited Partnerships for Financing

As part of its plan to finance the acquisition and development of shadow retail centers KRC may syndicate shadow centers it is acquiring or has acquired and developed by placing them in limited partnerships and offering limited partnership interest to investors.  KRC expects that it each such limited partnership would hold title to one shadow retail center but it is possible that more than one shadow retail center may be placed in a single partnership. Shareholders of KRC would be given the first option to invest in the limited partnerships.

If KRC forms limited partnerships, the limited partners will be offered a rate of return on their investment during the life of the partnership.  KRC or an affiliate will act as general partner and will receive an interest in the partnership, management and other fees.  KRC has not yet determined either the rate of return it will offer or its participation interest.  The ability of KRC to successfully syndicate limited partnerships will depend on the view of investors as to such factors as  the security of the offering and the rate of return as well as upon market and other factors beyond the control of KRC.

If KRC is successful in syndicating limited partnerships, it will use the proceeds from the sale of limited partnership interests for the acquisition and development of additional shadow retail centers.  If this occurs it will operate as a source of acquisition and development capital independent of loan financing. KRC anticipates that the use of such limited partnerships would give it more flexibility and liquidity in the use of its capital. Upon syndication, KRC would receive a return of original purchase money and the partnership property would not be encumbered by  mortgages.  This return of capital would be available to KRC to purchase additional shadow retail center property.

It is possible that KRC may form a limited partnership prior to the purchase of a property.  In such case, the partnership would purchase the property directly from Walmart or an existing shadow retail center from a third party seller and then offer the limited partnerships interests for sale.  KRC would provide the funds for the acquisition and development of the property or acquisition of an existing shadow retail center either from its own funds or from financing or a combination of both prior to syndication.

Possible Use of Alternative Financing Arrangements

KRC anticipates that at some time it may enter into other financing arrangements in order to obtain funds to acquire, develop and manage additional shadow retail centers.  KRC foresees that from time to time it may borrow funds other than from banks.  KRC is contemplating the issuance of promissory notes in an initial amount of approximately $10,000,000.  The terms of the issuance of any such promissory notes would likely include stock warrants and/or other rights.  In addition, the debt service payable on those notes would be paid from KRC's revenues and would reduce its  profit margins.  KRC anticipates that any such immediate reduction in revenue from payment of the debt service would eventually be partially or fully offset by the increased rental revenues from the additional shadow retail centers developed from the monies raised by any such note or debt offering.  KRC has not reached any agreement or come to any terms concerning such debt offering and such an offering may not be effected.

Competition

KRC will compete with businesses in at least two distinct areas: other developers of shadow retail centers and other owners and managers of small retail shopping or strip malls.  As it purchases excess land from Walmart Stores, Inc., KRC will be competing against other companies for particular pieces of property.  Although Walmart Stores, Inc. may have a relatively large inventory of excess property that it offers for sale, each of those properties is unique in terms of being a Walmart shadow property in a certain town or county.  From a developer’s perspective the property is possibly more unique than other property being developed for other purposes for which several locations may be considered.  In that regard, there may be stiff competition and bidding for any single shadow property.  Historically, management has stepped aside from a bidding war as it believes that there are adequate  opportunities for the development of shadow retail centers and that such a bidding process would only serve to raise the prices and lower returns.

In addition to the competition for purchase of shadow retail centers, KRC will also compete with other builders and developers to obtain financing on commercially reasonable terms.  Once KRC purchases the property, it will be seeking to finance the development of that shadow retail center by obtaining mortgage financing.  The ability of KRC to obtain such financing will depend in a large part on the availability of construction financing loans and the number of other builders and developers seeking loans from the same money sources.

KRC will also be competing for tenants for its retail centers.  KRC will seek retail tenants that fit within the constraints of KRC's contractual agreement with Walmart Stores, Inc..  KRC will target both national chains (such as Dollar Tree) as well as independent stores.  Other small shopping centers and strip malls are often seeking the same type of retail store and may be able to offer better lease terms to a potential lessee than KRC.

KRC believes that some of its competitors may have greater financial resources or flexibility than KRC, as well as larger staffs and marketing organizations, but KRC believes that it competes effectively in its existing market as a result of its shadow retail center development expertise and its reputation of quality and integrity.

Regulation

The housing and land development industries are subject to increasing environmental, building, zoning and real estate regulations by various federal, state and local authorities. Such regulations can affect building, particularly in certain areas, by specifying, among other things, the type and quality of building materials that must be used, certain aspects of land use and building design. Some regulations affect development activities by directly affecting the viability and timing of projects.  Certain areas may have building codes designed to meet specific area hazards such as wind resistance, earthquake resistance or heat/sun protections.

KRC may have to obtain the approval of numerous governmental authorities that regulate such matters as land use, utility services, such as water and waste disposal. Furthermore, as local circumstances or applicable laws change, KRC may be required to obtain additional approvals or modifications of approvals previously obtained. Any increasing regulations may result in an increase in resources between initial acquisition of land and the commencement and the completion of developments.

In response to the recent economic turmoil experienced in the United States financial institutions, particularly those involved with real estate and real estate loans, the United States Congress enacted legislation to assist financial and insurance institutions with their large inventory of defaulted mortgage loans.  As part of this legislation, regulations may be placed on future lending practices including the availability of interest-only and/or adjustable-rate mortgages.  Management has typically sought interest-only mortgages for use in purchasing and constructing its retail centers and such new regulations may preclude the availability of these types of mortgages.  In such case, KRC will seek more conventional mortgage financing.  It is impossible to predict the extent of these regulations or the impact of them on the availability of mortgage financing, whether through conventional or other types of mortgages,  but KRC believes that it has a solid and strong financial base with excellent credit and that it will be able to obtain both purchase and construction mortgages.  If required to use conventional mortgage financing rather than interest-only financing, KRC anticipates that this would somewhat lower the cash flow from its retail centers, but would not be a significant detriment to the operations or profitability of KRC.

Current and Future Revenue

Initially KRC will receive revenues from the monthly rents from KRC's existing nine shadow retail centers after payment of expenses, including the 5% management fee to Midwestern Management LLC. Eight of these centers are fully leased and only one storefront is vacant in the other. KRC is actively seeking tenants for the vacancy. KRC anticipates similar revenues and expenses on future shadow retail centers owned by it.

KRC may form one or more limited partnerships to acquire or own shadow retail centers after their acquisition and development and syndicate interest in those limited partnerships to investors.  If such occurs, KRC will maintain an interest as general partner in each such limited partnership and receive management and other fees which have not yet been determined. As of the date of this prospectus, KRC has not formed any limited partnership for such purpose.

KRC will use its revenues to pay the mortgages on the shadow retail centers to manage and maintain the shadow retail centers and for operations of KRC.

Employees

KRC currently has one executive officer and no other employees. KRC's affiliate,  Midwestern Management LLC, which serves as the management arm for KRC's properties, has 13 employees.  KRC expects that it will hire additional personnel as it expands.

Property

KRC utilizes without charge property owned by KRC's president for his executive office.  The office is located at 89 West Chicago Street, Coldwater, Michigan 49036. The president of KRC does not immediately foresee charging KRC any rent for use of the office, but may require reimbursement for additional expenses incurred by KRC's office usage such as telephone charges, electrical charges or other such items.

Subsidiaries

KRC has one wholly-owned subsidiary, CPP Holdings II, LLC, which is the sole member of Coldwater Portfolio Partners II, LLC, the titleholder of KRC’s nine shadow retail centers.

Reports to Security Holders

KRC intends to post its annual report to its security holders on its website and will send a copy of the annual report, including audited financial statements, to any shareholder who requests it.  KRC will not be a reporting issuer with the Securities and Exchange Commission until its registration statement is declared effective.  KRC maintains a website about KRC and its activities at http://kleinretailcenters.com.

KRC has filed a registration statement with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the shares of its common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of KRC. Reference is made to KRC’s registration statement and each exhibit attached to it for a more detailed description of matters involving KRC. The statements made in this prospectus are qualified in their entirety by reference to these additional materials. A potential investor may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20002. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. KRC’s registration statement and the referenced exhibits can also be found at the web site address.

Upon effectiveness of KRC's registration statement, it will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, that require it to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at the public reference room facilities of the Securities and Exchange Commission at the address set forth above, and copies of such material may be obtained from the Public Reference Section of the Securities and Exchange Commission at prescribed rates. Because KRC will file documents electronically with the Securities and Exchange Commission, this information may be obtained by visiting the web site of the Securities and Exchange Commission at http://www.sec.gov.

Legal Proceedings

As of the date of this prospectus, KRC is not a party to any lawsuits or legal proceedings.

Conflicts of Interest

The president of KRC and his wife are the sole members  of The Klein Group, LLC.  The Klein Group has completed over 70 Walmart shadow retail centers, has five centers under construction, five pieces of purchased property set to begin construction, and four properties under contract with Walmart.  The president of KRC has indicated that The Klein Group LLC will continue operations as the owner and manager of the retail centers it currently owns but anticipates over time that such properties will be transferred to KRC as KRC grows.  As The Klein Group does not intend to purchase any additional Walmart Supercenter shadow retail centers, management does not anticipate any conflict of interest in the acquisition of such properties .  In all events any competition between shadow retail centers for retail customers is unlikely as Walmart Stores, Inc. regulates the distance between its stores based upon population demands of an area so Walmart Supercenters do not compete with one another.  As a result, shadow retail centers are at a distance to minimize any competition between them in regard to competition to obtain tenants or other services.  In addition, although Midwestern Management provides management services to all the retail centers owned by both The Klein Group and KRC, KRC does not foresee any conflict of interest in terms of demand for services as Midwestern Management employs local subcontractors to perform the necessary work at each of the retail centers.  The accounting and payment for common services each retail center is kept separate and distinct by Midwestern Management so no conflict arises as to what services receive priority or the most resources.

 As the sole director, president and majority shareholder of KRC, Kenneth Klein controls the management of KRC, including fees and expenses paid by it.  These fees and expenses are typically paid to third-parties at competitive prices.  Management fees are paid by KRC from rent received for the management of each of the centers.  KRC uses Midwestern Management to manage the shadow retail centers. Midwestern Management is jointly owned by Mr. Klein and his wife.  Thus, Mr. Klein has the ability to increase the fees paid for management of the shadow retail centers which would increase income to his management company and reduce the rental income to KRC.  In addition, Mr. Klein has the ability to retain the services of Midwestern Management even if such services were to be found to be subpar or overly expensive.  In addition, as the sole director and majority shareholder of KRC, Mr. Klein may encounter a conflict of interest between his role as a director of KRC and as a shareholder.

COMPANY POLICIES

Policy with Respect to Certain Activities

The Board of Directors of KRC currently consists of one director, Kenneth Klein, who is also KRC's majority shareholder. Mr. Klein as the sole director of KRC has indicated that KRC would following the following general policies but in light of certain circumstances such policies may be changed by the directors or a vote of the shareholders.

1.  Issuing Senior Securities.  KRC has authorized non-designated 20,000,000 shares of preferred stock and pursuant to its certificate of incorporation and by-laws such stock may be designated and issued from time to time by the board of directors.  KRC has not designated nor issued any preferred stock nor any other senior security and does not currently anticipate issuing such preferred stock or any other senior security but circumstances may arise at which time it would be in the best interests of KRC to issue such stock.  Since the director of KRC is also the majority shareholder and able to control the outcome of a vote of shareholders, KRC does not deem it necessary to hold such a vote if its policy regarding issuance of senior securities should change.  However, if at such time, Mr. Klein is no longer the majority shareholder of KRC and does not control the shareholder vote, then KRC may determine that a change in such policy would require a shareholder vote.

2.  Borrowing money.  KRC expects to borrow money as part of the acquisition and development of the shadow retail centers.  KRC expects to enter into mortgages secured by the acquired property and for other financing and borrowings.  The board of directors will act in the best interests of the KRC to locate and negotiate fair and reasonable financial terms.  By virtue of its sole membership interest in CPP Holdings II and its corresponding sole membership interest in Coldwater Portfolio Partners, KRC is in effect the holder of the outstanding purchase mortgage loan for the nine retail centers it now owns aggregating $15,510,000 secured primarily by the nine shadow retail centers.  As KRC acquires more retail centers, it will borrow funds secured by the property to be financed.

3.  Making Loans to Others.  KRC has never made any loans to any person or entity.  KRC does not anticipate a circumstance in which KRC will make any loans.  Since the director of KRC is also the majority shareholder and able to control the outcome of a vote of shareholders, KRC does not deem it necessary to hold such a vote if such policy should change.  In addition, KRC anticipates that if any such circumstance should arise which would require KRC to loan funds to any third party, it would be in the context of real estate acquisition or development and that such a loan might be instrumental in completing a transaction deemed to be in the best interests of the shareholders.  Any loan would be made only after approval of the board of directors of KRC.

4.  Investing in the Securities of Other Issuers for Purpose of Exercising Control.  KRC does not anticipate acquiring other companies through the acquisition of the securities of such companies.  KRC does not anticipate growth through acquisitions of existing companies.  If such a situation should occur, however, again it would most likely be in the context of the acquisition of a shadow retail center or other real estate development and that such an acquisition might be instrumental in completing a transaction deemed to be in the best interests of the shareholders.  Any such acquisition would be made only after approval of the board of directors of KRC.

5.  Underwriting Securities of Other Issuers.  KRC has never participated in underwriting securities of other issuers and does not anticipate a circumstance in which it would underwrite the securities of any other issuer.  KRC anticipates that it would bring any change in this policy to a vote of shareholders as it deems that such a situation would be a large shift in priorities of KRC.

6.   Purchasing and Selling Investments.  As a matter of course, KRC engages in and plans to engage in the purchase of real property which property in addition to generating income will be an investment with appreciation growth over time.  KRC anticipates that at some time circumstance may arise in which it may deem it in the best interests of KRC and its shareholders to sell one or more of its shadow retail centers.  To date, KRC has not sold any of its nine shadow retail centers.  If such a situation should occur, however, it would be that the management and board of directors of KRC had determined, for whatever reason, that such a sale would be beneficial to KRC and its shareholders.  Any such sale would be made only after approval of the board of directors of KRC.

7.  Offering Securities in Exchange of Property.  KRC has not offered any securities in exchange for the acquisition of its nine shadow retail centers.  However, KRC anticipates that there may be a circumstance in which it may have the opportunity to acquire the property or a developed shadow retail center for the exchange of its securities.  KRC believes it is unlikely that Walmart would sell property in exchange for KRC securities but KRC may have the opportunity to purchase land or a developed shadow retail center from a third party in exchange for its securities.  If such a situation should occur, however, it would be that the management and board of directors of KRC had determined, for whatever reason, that such an acquisition  would be beneficial to KRC and its shareholders.  Any such acquisition would be made only after approval of the board of directors of KRC.

8.  Repurchasing or reacquisition of its Shares or Other Securities.  KRC has not repurchased or required its shares or any other of its securities and it does not anticipate that it will do so.  If such a situation should occur, however, it would be that the management and board of directors of KRC had determined, for whatever reason, that such repurchase or reacquisition would be beneficial to KRC and its shareholders.  Any such repurchase or reacquisition would be made only after approval of the board of directors of KRC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Klein Retail Centers was formed in 2008 to acquire, develop and manage Walmart Supercenter shadow retail centers.  Shadow retail centers are the properties next to or adjacent to the Walmart Supercenter typically occupied by national chains or local discount stores that complement and are compatible with the Walmart Supercenters.  Although KRC is a start-up company, its president, who is also the major shareholder of KRC, has developed over 70 such retail centers adjoining Walmart Supercenters in 26 states since 1999 through his company, The Klein Group LLC.

Current Operations

Through its subsidiary, KRC owns retail centers adjoining nine different Walmart Supercenters located in the Midwest and Southern United States with an aggregate of 38 lessee stores.  KRC, through its affiliate (Midwestern Management), handles all the rental and management operations for the properties.  KRC has an umbrella mortgage in the amount of $15,510,000 payable in May, 2011 secured by the nine shadow retail centers.  KRC intends to refinance the mortgage when it comes due.

For the three months ended March 31, 2009, KRC’s nine shadow retail centers currently produce an aggregate monthly income of approximately $123,201. KRC utilizes the services of Midwestern Management for management of the nine shadow retail centers.  Midwestern Management receives 5% of the rental revenue net of tenant reimbursements, approximately $5,223 per month. The shadow retail centers are run on a triple net basis so that the costs of taxes, insurance, utilities and common area maintenance are billed back to the tenants pro rata on a square footage basis in addition to the rents received.  Any expenses specific to an individual tenant are billed back to that tenant.  Midwestern Management manages the property on a daily basis and provides basic front office management services.

KRC has a positive cash flow (income less actual cash expenses paid) but the income statements show a net loss primarily because of the inclusion of depreciation as an expense.

KRC pays fixed-monthly mortgage interest of $83,117 on its total mortgage obligation of  $15,510,000.

Aggregate monthly rental income		$123,201
Average Monthly Expenses:
Management fee	$5,223
Estimated recurring monthly expenses	51,548
Mortgage interest	83,117
Insurance	4,013
Taxes	14,645
	$158,546

The total monthly expenses of $158,546 include $139,797 paid by the Company and $18,749 (insurance and taxes) paid by tenants, through reimbursement to the Company.  Of the $139,797 of expenses, approximately $100,565 is actual cash outlay and $39,232 is non-cash depreciation expense. The Company has a positive monthly cash flow of $13,004.

Capital Resources.  For the three months ended March 31, 2009, $12,630 was incurred for capital expenditures.

Results of Operations.    KRC derives its major sources of revenue from the rental revenue from the shadow retail centers now owned and from those that it will develop and manage. To date, the shadow retail centers have maintained near complete occupancy and rental revenue has remained constant.

Liquidity.  Although many retail centers are experiencing a drop in occupancy as the economy has declined and retail stores have gone out of business, the nine shadow retail centers have not experienced any such decline.  The shadow retail centers shadow Walmart Superstores and are targeted toward the discount market which tend to have an increase in sales in times of recession.

All the stores occupying the nine shadow retail centers have long-term leases that do not begin expiring until 2010 except one Blockbuster store in Jackson, Missouri, which lease expires in 2009.  For the three months ended March 31, 2009, two tenants, Fashion Bug and Dollar Tree Store, account for 16% and 20%, respectively, of the Company's revenue and tenant reimbursements.  Both these companies are franchise retail stores and such revenue and tenant reimbursements comes from more than one franchise outlet of these companies.  The failure of one of the franchisees and a resulting store vacancy would not necessarily impact on the other franchise operations.

KRC operates primarily on a liquid basis without incurring any large debt other than the mortgage obligations which are mortgage debts secured only by the properties on which the mortgages are placed and are non-recourse to the Company.  With the real estate market suffering a major decline in 2008, KRC anticipates that the value of its property may have declined in resale value, but the Company is not intending to resell such properties.  The umbrella mortgage for the nine shadow retail centers comes due in May, 2011 and KRC intends to refinance the mortgage at that time.  A decline in value of the properties may make it more difficult for KRC to obtain financing on the same terms as now in place, and may be faced with higher interest rates or a higher monthly payment schedule. In the  past several months banks have tightened certain credit financing, and frequently loan-to-value ratios have become higher requiring larger down payments.  As such if there were a decline in value of the property or greater loan-to-value ratios, at the time of refinancing KRC may be required to pay a large cash down payment.  In order to make such a down payment, KRC may be required to raise capital by a debt or equity offering.  Or alternatively, KRC may determine to sell one of the shadow retail centers which would provide immediate cash and lower the amount required for any mortgage.  KRC has no plans to sell any shadow retail centers and is anticipating expanding its operations and acquiring addition shadow retail centers.  KRC believes given the strong rental history of the properties and the draw and relation to the Walmart Supercenters, it will be able to obtain financing on acceptable terms.

KRC is contemplating an offering of up to $10,000,000 of convertible promissory notes.  KRC has not entered into any agreements for such offering, but believes  that current economic conditions may make obtaining commercial loans for the acquisition, development and financing of future retail shadow centers more difficult and that by raising additional capital, KRC will have access to acquisition and development funds and the ability to provide larger down payments if needed to secure mortgage financing.

Discussion of Fiscal Years Ended December 31, 2007 and December 31, 2008.

The rental revenue received in the year ended December 31, 2008 remained relatively constant at $1,362,657 compared with that for the year ended December 31, 2007 at $1,381,326.  None of the nine retail centers experienced any long-term vacancies and rental incomes remained relatively stable.

Property operating and maintenance costs were slightly reduced for the year ended December 31, 2008 at $171,935 from the year ended December 31, 2007 of $238,027 primarily due to a reduction in the need for maintenance expenditures (less snow removal, less required repainting of common areas, etc.) for that particular time.  Maintenance costs vary from year to year as such are costs that arise from variable needs such as snow removal, light replacement, repainting parking lines, plant trimming, and other similar items.  Property operating and maintenance costs reimbursed by tenants were $50,828 and $51,555 for the years ended December 31, 2008 and 2007, respectively.

Real estate taxes of $163,289, interest expenses of $1,028,106 and depreciation and amortization of $472,379  for the year ended December 31, 2008 were relatively unchanged from real estate taxes of $157,117, interest expenses of $1,025,297 and depreciation and amortization of $477,085 for the year ended December 31, 2007.

In the year ended December 31, 2008, the Company incurred $1,000,000 in consulting fees and $1,051,766 in management fees.  The consulting fee was paid as 200,000 shares of common stock booked at the time of issuance at $5.00 per share.  KRC did not receive any cash in the issuance. $990,000 of the management fee was the result of the issuance by KRC of 198,000 shares of common stock to employees of Midwestern Management booked at the time of issuance at $5.00 per share.

Professional fees of $184,595 for the year ended December 31, 2008 were primarily from professional costs, including legal and accounting, associated with the preparation and filing of the registration statement containing the Company's securities.

Primarily, due to the increase in the consulting, management and professional fees, KRC incurred a net loss from operating activities of $2,494,209 for the fiscal year ended December 31, 2008 compared to a net loss of $345,649 for the fiscal year ended December 31, 2007.  At December 31, 2008, the Company had an accumulated deficit of $2,839,838.

Discussion of Three Months Ended March 31, 2008 and March 31, 2009.

For the three months ended March 31, 2009, KRC incurred an aggregate estimated $635,982 in operating expenses, of which approximately $117,696 represents non-cash items including depreciation.  The cash flow from operations to KRC from KRC’s current nine shadow retail centers is approximately $38,783.

The rental revenue received in the three-months ended March 31, 2009 remained relatively constant at $313,356 compared with that for the three-months ended March 31, 2008 at $331,143.  None of the nine retail centers experienced any long-term vacancies and rental incomes remained relatively stable.

Property operating and maintenance costs were slightly reduced for the three-months ended March 31, 2009 to $45,217 from the three-months ended March 31, 2008 of $47,271 primarily due to reductions in costs for supplies.  Property operating and maintenance costs reimbursed by tenants were $13,920 and $20,411 for the three-months ended March 31, 2009 and 2008, respectively.

Real estate taxes of $43,934, interest expenses of $249,350, and depreciation and amortization of $117,696 for the three-months ended March 31, 2009 were relatively unchanged from real estate taxes of $43,626, interest expenses of $252,120, and depreciation and amortization of $116,816 for the three-months ended March 31, 2008.

In the three-months ended March 31, 2009, the Company incurred $153,137 in professional fees primarily from costs, including legal and accounting, associated with the preparation and filing of the registration statement containing the Company's securities.

Primarily, due to the increase in the professional fees, KRC incurred a net loss from operating activities of $266,380 for the three-months ended March 31, 2009 compared to a net loss of $84,073 for the three-months ended March 31, 2008.  At March 31, 2009, the Company had an accumulated deficit of $3,106,218.

Off-Balance Sheet Arrangements

KRC does not have any off-balance sheet arrangements that have or are reasonably likely to have material current or future effect on its financial condition, results of operations, liquidity or capital resources.

Marketing Analysis

KRC believes that although current Walmart customers may be impacted by the price of gasoline, such decrease may be offset by an increase in new customers who choose to shop at a discount center or the amount of dollars spent at a discount center per visit rather than the higher-priced shopping mall or named stores.  Historically KRC believes that as economic conditions worsen consumers change shopping habits and an increased numbers of consumers shop at discount stores.  KRC anticipates that increased shopping at Walmart Supercenters will increase shopping traffic at the retail stores in the Walmart shadow retail centers.  The stores to which KRC leases its shadow retail center storefronts are typically discount-type retail stores geared to the budget and discount shopper.  These stores are typically single-merchandise stores in that they sell items of one generic type: shoes, or records, or women's clothing.  As part of its agreement with developers of shadow retail centers, including KRC, Walmart maintains approval of to what tenants the shadow retail centers will be leased and specifically does not allow large department-store type of discount stores offering a multiple variety of all kinds, sorts and types of merchandise that would be a direct competitor to Walmart (such as a Target store).

MANAGEMENT

The following table sets forth information regarding the members of KRC’s board of directors and its executive officers:

			Date Directorship
Name	Age	Position	Commenced

Kenneth S. Klein	50	President, director	March, 2008 (inception)
		Principal accounting officer

Kenneth S. Klein is the sole officer, including its chief executive and financial officers,  and sole director of the KRC and is its majority shareholder. As the majority shareholder, Mr. Klein can control the outcome of any future elections of the board of directors.  As the sole director and officer of KRC Mr. Klein

As the sole officer and sole director of KRC, Mr.  Klein is not subject to the cross-checks and balances for corporate action which would be the case if there were additional directors or executive officers.  This means that Mr. Klein has sole control over actions to be taken by KRC.  Such control could result in actions being taken by KRC which would be detrimental to its investors  including such possible actions as unduly large compensation packages, overly-liberal expense reimbursement or self-dealing transactions. For instance, KRC uses Midwestern Management to manage the shadow retail centers, and Midwestern Management is jointly owned by Mr. Klein and his wife.  Thus, Mr. Klein has the ability to increase the fees paid for management of the shadow retail centers which would increase income to his management company and reduce the rental income to KRC.

Directors do not receive any compensation.  Directors may be shareholders of KRC.

Directors will serve until the annual meeting of the shareholders and until their respective successors have been elected and qualified or until death, resignation, removal or disqualification.

KRC’s by-laws provide that the number of directors to serve on the Board of Directors may be established, from time to time, by action of the Board of Directors. Vacancies in the existing Board are filled by a majority vote of the remaining directors on the Board. KRC’s executive officers are appointed by and serve at the discretion of the Board.
Committees and Terms

The Board of Directors has not established any committees.

KRC anticipates that the annual meeting of shareholders will be held in May.  KRC will notify its shareholders that they may present proposals for inclusion in KRC’s proxy statement to be mailed in connection with any such annual meeting; such proposals must be received by KRC at least 90 days prior to the meeting.  No other specific policy has been adopted in regard to the inclusion of shareholder nominations to the Board of Directors.

Kenneth S. Klein, has served as president and the director of KRC since its inception in March, 2008.  Since 1988, Mr. Klein has been purchasing and developing a wide spectrum of real estate including commercial real estate, single tenant retail, multi-tenant retail, manufactured housing, apartments, office buildings, storage units and medical buildings. In 1996, Mr. Klein formed The Klein Group, LLC, a Michigan limited liability company,  to invest in multi-retail tenant non-owner occupied real estate.  In 1999, The Klein Group, LLC, purchased its initial Walmart Supercenter property.  Since that initial purchase, The Klein Group, LLC has developed over 70 Walmart shadow retail centers. Mr Klein and his wife continue as the sole members and owners of The Klein Group, LLC.  Mr. Klein received an Associates Degree in Business from Glen Oaks College, Centreville, Michigan, in April, 1978.

EXECUTIVE COMPENSATION

Remuneration of Officers/Discussion of Compensation Table

KRC has not yet paid nor accrued any remuneration to any officers or employees.  KRC has no employees other than its president.  Midwestern Management LLC receives 5% of the rental income, approximately $5,223 per month and handles the management of KRC's properties.  Kenneth Klein, president of KRC, and his wife are the owners of Midwestern Management.  Midwestern Management manages the nine shadow retail centers owned by KRC as well as other retail centers from which it also receives management fees.

Summary Compensation Table

						All
			Stock			Compen-	Other	Compen-
		Annual	And			sation	Compen-	sation
Name/Position	Year	Salary	Bonus		Options	Plans	sation	Total

Kenneth Klein	2007	(1)
President	2008	(1)	1,000,000	(2)	0	0	0	0

(1) KRC did not begin operations until 2008 and no salaries or other remuneration was paid.  Prior to KRC acquiring control on December 31, 2008, of Coldwater Portfolio Partners II, LLC, the title holder of the nine shadow retail centers, Kenneth Klein and his wife were the sole owners of the entities that were the sole members of Coldwater Portfolio Partners.  In addition, Kenneth Klein and his wife are the sole owners of Midwestern Management which receives a monthly management fee from the nine shadow retail centers owned by Coldwater Portfolio Partners.  Any remuneration received by Kenneth Klein during these years, was received from Midwestern Management, the Klein Group or Coldwater Portfolio Partners.  The management fee paid to Midwestern Management from the properties owned by KRC is aggregated by Midwestern Management to the fees collected from the 60 other properties it manages. Salaries to the officers of Midwestern Management, including Mr. Klein, are paid from this aggregate pool of collected fees.  The salaries are not dependent upon the amount of work performed regarding any particular property and no allocation of services is recorded or kept.

(2) In July, 2008, KRC issued 7,000,000 shares to Kenneth Klein of which 6,000,000 were redeemed in December, 2008.  No payments were made for the issuance of the shares nor for their redemption and as such no recordation of such transaction is made in the compensation table.

Employment Agreements

KRC has not entered into any employment agreements with the officers and key personnel.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of KRC’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

		Number of
		Shares of	Percent of
	Position	Common Stock	Class (1)

Kenneth S. Klein (2)	President	7,100,000	88%
	Director

Klein Portfolio Investors LLC (3)		3,000,000	37.2%
89 West Chicago Street
Coldwater, Michigan 49036

Klein Portfolio Investors II LLC(3)		3,000,000	37.2%
89 West Chicago Street
Coldwater, Michigan 49036

(1)	The total number of outstanding shares of common stock as of the date of this prospectus is 8,060,430. There are no issued warrants or options.
(2)
Kenneth S. Klein directly owns 1,000,000 shares of KRC’s outstanding shares and may be deemed the beneficial owner of the 3,000,000 shares owned by Klein Portfolio Investors, LLC, the 3,000,000 shares owned by Klein Portfolio Investors II, LLC, the 50,000 shares owned by Klein Family Investments LLC and the 50,000 shares owned by The Klein Group LLC.

(3)
Klein Portfolio Investors LLC and Klein Portfolio Investors II LLC are solely owned and controlled by Kenneth Klein, the president and sole director of KRC, and Cynthia Klein, his wife, located at 89 West Chicago Street, Coldwater, Michigan 49036.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Klein Group LLC is a limited liability company of which the president of KRC, Kenneth S. Klein, is the managing partner and a member.  Cynthia Klein, the wife of Kenneth Klein, and Kenneth Klein are the only members of The Klein Group LLC and hold 100% of its interest.  The Klein Group LLC has been in the business purchasing, developing and managing Walmart shadow retail centers since 1999.

Klein Portfolio Investors LLC is a limited liability company of which the president of KRC, Kenneth S. Klein, is the managing partner and its sole member.  Klein Portfolio Investors II LLC is a limited liability company of which Cynthia Klein, the wife of Kenneth S. Klein, is the managing partner and its sole member.   Until December 31, 2008, Klein Portfolio Investors LLC and Klein Portfolio Investors II LLC were the sole members of CPP Holdings II, LLC which is the sole member of Coldwater Portfolio LLC, the titleholder of the nine shadow retail centers.  On December 31, 2008, Klein Portfolio Investors LLC and Klein Portfolio Investors II LLC exchanged their membership interests in CPP Holdings II, LLC for 3,000,000 shares each of KRC's common stock.
Midwestern Management LLC receives 5% of the rental income from the nine shadow retail centers for its management services.  Kenneth S. Klein, president of KRC, and Cynthia Klein, his wife, are the sole members of Midwestern Management LLC and as such stand to gain from profits received by Midwestern Management LLC by any increase in the management fees or reduction in expenses or services provided by it.

Policy with Respect to Certain Transactions with Officers or Directors

The Klein Center's by-laws do not prohibit a transaction or contract between KRC and one or more of its directors or officers, or between KRC and entity in which one or more Company's directors or officers, are directors or officers, or have a financial interest so long as

(1) the material facts as to the relationship or interest are disclosed and the board of directors in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors; or

(2) the contract or transaction is fair as to KRC as of the time it is authorized, approved or ratified, by the board of directors or shareholders.

KRC's governing documents, including its by-laws and certificate of incorporation, do not otherwise limit or prohibit a director or officer of Klein Center's from having a direct or indirect pecuniary interest in any investment, including a real estate investment, to be acquired or disposed of by KRC.  KRC intends to acquire and develop shadow retail centers next to Walmart Supercenters which shadow centers may be developed or undeveloped at the time of acquisition.  Kenneth Klein, through the Klein Group LLC, has developed over 70 Walmart shadow retail centers.  The Klein Group LLC will continue operations as the owner and manager of the retail centers it currently owns but anticipates over time that such properties will be transferred to KRC as KRC grows. In these circumstance, KRC will be acquiring such shadow retail centers from The Klein Group, LLC.

Kenneth Klein, president of KRC, has indicated that The Klein Group LLC will continue operations as the owner and manager (through Midwestern Management LLC or other affiliate) of the shadow retail centers it currently owns.  These shadow retail centers as similar in almost all respects to the shadow retail centers owned and operated by KRC.  Management of KRC does not believe that this created any conflict or competition between shadow retail centers as Walmart Stores, Inc. regulates the distance between its stores based upon population demands of an area so Walmart Supercenters do not compete with one another.  As a result, shadow retail centers are at a distance to minimize any competition between them.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 8,060,430 shares of common stock outstanding.  Of such shares, 7,150,000 are owned directly and beneficially by affiliates of KRC, are not being registered in this prospectus, are subject to the limitations of Rule 144 under the Securities Act and may not be sold publicly unless they are registered under the Securities Act or are sold pursuant to Rule 144.  In the event shares not currently salable become salable by means of registration or eligibility for sale under Rule 144 and the holders of such shares elect to sell such shares in the public market, there is likely to be a negative effect on the market price of KRC's securities.

DESCRIPTION OF SECURITIES

Capitalization

KRC is authorized to issue 100,000,000 shares of common stock, $.0001 par value per share, of which 8,060,430 shares were outstanding as of the date of registration statement of which this prospectus is a part and 20,000,000 shares of undesignated preferred stock none of which have been designated nor issued.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.
Holders of common stock have no preemptive rights to purchase KRC’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.  KRC may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

The Board of Directors is authorized to provide for the issuance of any or all of the shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series of preferred stock includes determination of the following characteristics:

A.  The number of shares constituting that series and the distinctive designation of that series;

B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on share of that series;

C.  Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

D.  Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

E.  Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

F.  Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

G.  The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

H.  Any other relative rights, preferences and limitations of that series.

Additional Information Describing Securities

Reference is made to applicable statutes of the State of Delaware for a description concerning statutory rights and liabilities of shareholders.

No Trading Market

There is currently no established public trading market for KRC’s securities. A trading market in the securities may never develop. KRC intends to apply for admission to quotation of its securities on the OTC Bulletin Board. If for any reason KRC’s common stock is not listed on the OTC Bulletin Board or a public trading market does not develop, purchasers of the shares may have difficulty selling their common stock.

Admission to Quotation on the OTC Bulletin Board

If KRC meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sell quotations and to sponsor a company’s listing. If it meets the qualifications for trading securities on the OTC Bulletin Board, including locating a broker-dealer, KRC’s securities will trade on the OTC Bulletin Board.  As of the date of this prospectus, KRC has not located a broker-dealer who will list KRC's securities.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell KRC’s common stock. The foregoing required penny stock restrictions will not apply to KRC’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

KRC does not anticipate declaring dividends but anticipates that it will use any funds for further development and growth of KRC.

INTEREST OF NAMED EXPERTS AND COUNSEL

Cassidy & Associates, Washington, D.C., has given its opinion as attorneys-at-law regarding the validity of the issuance of the shares of common stock offered by KRC.  A member of the law firm of Cassidy & Associates is the sole officer and director of Tiber Creek Corporation and may be considered the beneficial owner of the 250,000 shares of common stock of KRC owned by Tiber Creek Corporation.

EXPERTS

Weinberg & Company, P.A., an independent registered public accounting firm, has audited KRC’s consolidated balance sheets as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity (deficit) and member’s capital (deficit), and cash flows for each of the years then ended, which are included in this prospectus.  The consolidated financial statements are included in reliance on the report of Weinberg & Company, P.A., given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

KRC’s Certificate of Incorporation includes an indemnification provision that provides that KRC shall indemnify directors against monetary damages to KRC or any of its shareholders by reason of a breach of the director’s fiduciary except (i) for any breach of the director’s duty of loyalty to KRC or its shareholders or (ii) for acts or omissions not in good faith or which involve intentional misconduct of (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

The Certificate of Incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by KRC is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

KLEIN RETAIL CENTERS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008 AND 2007

KLEIN RETAIL CENTERS, INC.

CONTENTS

PAGE	F-3	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-4	CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2008 AND 2007

PAGE	F-5	CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

PAGE	F-6	CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

PAGE	F-7	CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

PAGES	F-8 - F-18	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Klein Retail Centers, Inc.

We have audited the accompanying consolidated balance sheets of Klein Retail Centers, Inc. and subsidiary (the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in stockholders equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Klein Retail Centers, Inc. at December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

WEINBERG & COMPANY, P.A.

Boca Raton, Florida
March 2, 2009

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
December 31, 2008 and 2007

	2008	2007
ASSETS
Assets
Investments in real estate, net	$14,073,561	$14,364,067
Deferred loan fees, net of accumulated amortization of $266,222 and $163,169, respectively	249,047	352,100
Cash and cash equivalents	10,401	-
Restricted cash	226,173	178,487
Stock subscriptions receivable	49,580	-
Tenant receivables	5,646	7,520
Deferred rent	28,494	-
Prepaid and other assets	5,595	10,986

Total assets	$14,648,497	$14,913,160

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Mortgage loan payable	$15,510,000	$15,510,000
Accounts payable and accrued expenses	184,340	89,494
Accounts payable – related party	92,088	69,568
Cash overdraft	-	1,965
Tenants’ security deposits	21,349	14,733
Deferred rent	-	56,822
Total liabilities	15,807,777	15,742,582

Stockholders’ Equity
Preferred stock, $.0001 par value, 20,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock, $.0001 par value, 100,000,000 shares authorized, 8,060,430 and 7,400,000 shares outstanding, respectively	806	740
Additional paid-in capital	1,679,752	(484,533)
Accumulated deficit	(2,839,838)	(345,629)
Total liabilities and stockholders’ equity	$14,648,497	$14,913,160

See accompanying notes to consolidated financial statements

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
Year ended December 31, 2008 and 2007

	2008	2007

Revenue
Rental revenue	$1,362,657	$1,381,326
Tenant reimbursements	236,104	245,493
Total revenue	1,598,761	1,626,819

Expenses
Rental property operating and maintenance	171,935	238,027
Real estate taxes	163,289	157,117
Interest expense	1,028,106	1,025,297
Depreciation and amortization	472,379	477,085
Consulting fees	1,000,000	-
Management fees	1,051,766	69,568
Professional fees	184,595	-
General and administrative	20,900	5,374
Total expenses	4,092,970	1,972,468

Net loss	$(2,494,209)	$(345,649)

Basic and Diluted Net loss per Share	$(0.34)	$(0.05)
Weighted Average Shares Outstanding	7,430,556	7,400,000

See accompanying notes to consolidated financial statements

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
Consolidated Statements of Changes in Stockholders' Equity (Deficit)
For the Period From January 1, 2007 through December 31, 2008

					Additional
	Preferred	Stock	Common	Stock	Paid – In	Accumulated	Total
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance at January 1, 2007	-	$-	7,400,000	$740	$(483,793)	$-	$(483,053)
Share redemption from founders	-	-	(6,000,000)	(600)	-	-	(600)
Issuance of common stock for acquisition of subsidiary	-	-	6,000,000	600		-	600
Net loss	-	-	-	-	-	(345,629)	(345,629)
Balance at December 31, 2007	-	-	7,400,000	740	(483,793)	(345,629)	(828,682)
Founder capital contributions	-	-	-	-	74,031	-	74,031
Issuance of common stock for cash	-	-	252,430	25	49,555	-	49,580
Issuance of common stock for services	-	-	408,000	41	2,039,959	-	2,040,000
Net loss	-	-	-	-	-	(2,494,209)	(2,494,209)
Balance at December 31, 2008	-	$-	8,060,430	$806	$1,679,752	$(2,839,838)	$(1,159,280)

See accompanying notes to financial statem

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
Year ended December 31, 2008 and 2007

	2008	2007
Cash Flows from Operating Activities
Net loss	$(2,494,209)	$(345,649)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	472,379	477,085
Stock issued for services	2,040,000	-
Tenant allowances	(42,012)	-
Changes in operating assets and liabilities:
Tenant receivables	1,874	9,797
Prepaid and other assets	6,027	(8,021)
Accounts payable and accrued expenses	94,846	(37,583)
Accounts payable – related party	22,521	9,984
Tenants’ deposits	6,616	-
Deferred rent	(85,317)	10,029
Net cash provided by operating activities	22,725	115,642

Cash Flows from Investing Activities
Restricted cash	(47,686)	114,678
Acquisition of building improvements	(36,804)	(48,084)
Net cash (used in) provided by investing activities	(84,490)	66,594

Cash Flows from Financing Activities
Proceeds from stock issued	49,580	-
Stock subscription receivable	(49,580)	-
Distributions to founding stockholder	-	(254,726)
Contributions from founding stockholder	74,031	-
Cash overdraft	(1,965)	1,965
Net cash provided by (used in) financing activities	72,066	(252,761)

Net increase (decrease) in cash	10,401	(70,525)

Cash and cash equivalents, beginning of year	-	70,525
Cash and cash equivalents , end of year	$10,401	$-

Supplemental cash flow information
Income taxes paid	$-	$-
Interest paid	$1,028,106	$1,025,297

See accompanying notes to consolidated financial statements

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

NOTE 1 - Organization and Description of Business

Klein Retail Centers, Inc. (“KRC”) was incorporated on March 28, 2008 and was formed for the purpose of acquiring and operating commercial retail properties on a nationwide basis. On December 31, 2008 KRC acquired the entire membership interests in CPP Holdings II, LLC, a Delaware limited liability company, in exchange for 6,000,000 shares of common stock. CPP Holdings II, LLC was the sole member of Coldwater Portfolio Partners II, LLC, title owner of the properties.

Coldwater Portfolio Partners II, LLC (“CPP II”) began operations on May 6, 2006 and was formed for the purpose of acquiring and operating commercial retail properties on a nationwide basis.  In May, 2006 CPP II acquired nine commercial retail properties from a related party.

As of December 31, 2008 and 2007 the Company owned the following commercial retail properties:

Property	Location	Date opened
Mitchell Center	Mitchell, South Dakota	June, 2002
Joplin Center	Joplin, Missouri	January, 2001
Jackson Center	Jackson, Missouri	December, 2001
West Baraboo Center	West Baraboo, Wisconsin	January, 2002
Calvary Lane	Angola, Indiana	September, 2002
Springdale Center	Springdale, Arkansas	December, 2000
Lima Center	Lima, Ohio	June, 2003
Ocean Springs Center	Ocean Springs, Mississippi	January, 2001
Fort Smith Center	Fort Smith, Arkansas	January, 2002

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

NOTE 2 - Summary of Significant Accounting Policies

Basis of Presentation

The acquisition of CPP Holdings II is considered a transaction between entities under common control as defined by Statement of Financial Accounting Standards No. 141, Business Combinations.  Based on such, the financial statements of Klein Retail Centers, Inc. and Subsidiary (the “Company”) have been prepared as though the acquisition occurred at the beginning of the period.  Therefore, although the acquisition occurred on December 31, 2008, the financial statement presentation is as if the acquisition had occurred on January 1, 2007. Shares issued for the acquisition of CPP Holdings II are presented as issued retroactively to January 1, 2007 for stockholders’ equity and loss per share.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Coldwater Portfolio Partners II, LLC. All intercompany transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid financial instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company maintains cash balances at one bank and deposits at times may exceed federally insured limits.  Management believes that the financial institution that holds the Company's cash is financially sound and, accordingly, minimal credit risk exists.

Restricted Cash

Restricted cash includes cash reserved as required by the mortgage loan agreement for real estate taxes, insurance, and capital expenditures.

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

Investments in Real Estate

Investments in real estate are carried at historical cost, less accumulated depreciation and amortization.  Depreciation and amortization are recorded on a straight-line basis over the estimated useful lives as follows:

Buildings	35 years
Building improvements	7 to 15 years
Tenant improvements	Shorter of the related lease terms or useful lives

Improvements and replacements are capitalized when they extend the useful life, increase capacity, or improve the efficiency of the asset.  Repairs and maintenance are charged to expense as incurred.

Costs related to the acquisition, development, construction, and improvement of properties are capitalized.  Interest, real estate taxes, insurance, and other development related costs incurred during the construction periods are capitalized and depreciated on the same basis as the related assets.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including certain amortizable identifiable intangibles, for impairment whenever events or changes in circumstances indicate that we will not be able to recover the asset's carrying amount in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

For long-lived assets held and used, including acquired intangibles, the Company initiates the review whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. Recoverability of an asset is measured by comparing its carrying amount to the expected undiscounted cash flows expected to result from the use and eventual disposition of that asset, excluding future interest costs that would be recognized as an expense when incurred. Any impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair market value. Significant management judgment is required in:

• identifying a triggering event that arises from a change in circumstances;
• forecasting future operating results; and
•estimating the proceeds from the disposition of long-lived or intangible assets.

No impairment loss was recorded in 2008 or 2007.

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

Deferred Loan Fees

Loan fees totaling $515,269 incurred in connection with obtaining the mortgage loan (see Note 4) have been deferred and are amortized over the five-year term of the mortgage loan on a straight-line basis, which approximates the effective interest method.  Amortization expense was $103,054 and $103,054 for the years ended December 31, 2008, and 2007, respectively, and is included in depreciation and amortization expense in the accompanying statements of operations.

Revenue Recognition

Base rental revenue from rental retail property is recognized on a straight-line basis over the terms of the related leases, which leads to deferred rent balances.  The leases are accounted for as operating leases.  Reimbursements from tenants for real estate taxes, common area maintenance, and other recoverable costs are recognized as revenue, based on the terms of the tenants’ leases, in the period the applicable costs are incurred.

The Company provides an allowance for doubtful accounts receivable against the portion of tenant receivables that is estimated to be uncollectible. At December 31, 2008 and 2007, there was no allowance for doubtful accounts.

Loss Per Share

Loss per share is calculated based on the weighted-average number of common shares outstanding during the period.

Income Taxes

KRC is a C corporation for federal and state income tax purposes.  Losses incurred by KRC provide for a net operating loss carryforward.  However, due to the unpredictability of the Company’s future net income, the asset’s balance has been fully reserved for.

CPP II was a limited liability company, and as such, from an income tax perspective the entity is treated as a partnership for federal and state income tax purposes. Accordingly, no provision for income taxes has been included in these financial statements since taxable income or loss passes through to CPP II’s member.  Income or loss is allocated to the member based on the membership agreement and is included in their income tax return.

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

Fair Value of Financial Instruments

The Company adopted SFAS No.157 effective January 1, 2008, with respect to fair value measurements of (a) non-financial assets and liabilities that are recognized or disclosed at fair value in the Company's financial statements on a recurring basis (at least annually) and (b) all financial assets and liabilities. SFAS No. 157, fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date.

SFAS No. 157 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company's assumptions about the factors market participants would use in valuing the asset or liability developed based upon the best information available in the circumstances. The hierarchy is broken down into three levels. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs include quoted prices for similar assets or liabilities in active markets. Level 3 inputs are unobservable inputs for the asset or liability. Categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The carrying value of the Company's cash and cash equivalents, restricted cash, and accounts payables and accrued liabilities, approximate fair value due to the short-term nature of the instruments. The carrying value of mortgage loan payable approximates fair value based on the effective interest rate compared to current market rates.

Concentrations

For the years ended December 31, 2008, and 2007, two tenants accounted for approximately 38% and 36%, respectively, of rental revenue and tenant reimbursements.

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements," which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS No. 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in generally accepted accounting principles more consistent and comparable. SFAS No. 157 also requires expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings. SFAS No. 157 is effective for financial statements issued in fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years. The adoption of SFAS No. 157 did not have a material effective on the Company’s financial statements.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” (SFAS 159).  SFAS 159, which becomes effective for the Company on January 1, 2008, permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings.  Such accounting is optional and is generally to be applied instrument by instrument.

In December 2007, the FASB issued FASB Statement No. 141 (R), “Business Combinations” (FAS 141(R)), which establishes accounting principles and disclosure requirements for all transactions in which a company obtains control over another business.  Statement 141 (R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  Earlier adoption is prohibited.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51”.  SFAS No. 160 establishes accounting and reporting standards that require that the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity; the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income; and changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently.  SFAS No. 160 also requires that any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value when a subsidiary is deconsolidated.  SFAS No. 160 also sets forth the disclosure requirements to identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  SFAS No. 160 applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary.  SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  Earlier adoption is prohibited.  SFAS No. 160 must be applied prospectively as of the beginning of the fiscal year in which it is initially applied, except for the presentation and disclosure requirements.  The presentation and disclosure requirements are applied retrospectively for all periods presented.

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

The Company does not believe that the adoption of the above recent pronouncements will have a material effect on the Company’s results of operations, financial position, or cash flows.

NOTE 3 – Investments in Real Estate

Investments in real estate consist of the following at December 31:

	2008	2007

Buildings and improvements	$10,558,562	$10,558,562
Land and improvements	4,338,609	4,338,609
Tenant improvements	122,186	43,367
Other	13,196	13,196
	15,032,553	14,953,734

Less accumulated depreciation	(958,992)	(589,667)
	$14,073,561	$14,364,067

Depreciation expense for the years ended December 31, 2008 and 2007 was $369,325 and $374,031, respectively.

These assets are included within the collateralized assets for the mortgage loan payable (see Note 4).

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

NOTE 4 - Mortgage Loan Payable

Mortgage loan payable consists of a note payable for $15,510,000, secured by all the assets of the Company.  The note bears interest at 6.52% per annum, payable monthly, and matures May 6, 2011.  The loan contains certain covenants and requires certain reserves to be funded on a monthly basis to cover real estate taxes, insurance, and replacement costs.  As of December 31, 2008 and 2007, the Company was in compliance with all the requirements of the loan agreements.

There are no principal payments due for the mortgage loan payable for the years ended December 31, 2009, 2010, and the entire principal balance is due on May 6, 2011.

NOTE 5 – Stockholders’ Equity and Member’s Equity

On July 1, December 16, and December 18, 2008, KRC issued a total of 7,400,000 shares of common stock to the founders of the Company.  KRC affiliates were issued 7,150,000 shares and legal advisors were issued 250,000 shares.

Between July 22 and December 18, 2008 the Company sold 252,430 shares of common stock for $49,580 in cash.  As of December 31, 2008, the outstanding balance of cash due from the sale of the shares was $49,580.  The entire balance was collected subsequent to year end.  (See Note 9)

In December 2008, the Company issued 408,000 shares of common stock in exchange for services rendered to the Company.  The value of these shares was $2,040,000.  The shares were issued for accounting, consulting, and management services provided through December 2008.  The accountant provides tax and general ledger accounting services for the Company.  The consultant previously was a member of a former affiliate of the Company in the real estate industry and provided business consulting for the Company. The amounts were recorded to professional fees, consulting fees, and management fees in the consolidated statements of operations. Fair value of the shares issued was based on the most recent stock price for sales of stock to third parties.  The costs were recognized in 2008, the date at which performance to earn the shares was complete.

On December 31, 2008, the Company redeemed 6,000,000 shares from the founder, and reissued 3,000,000 shares each to Klein Portfolio Investors, LLC and Klein Portfolio Investors II, LLC in exchange for their respective membership interests in CPP II.  The financial statement presentation of the redemptions was shown as if they had occurred on January 1, 2007.  (See Note 1)

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

CPP II maintains a capital account for the member. The member is not liable for any debts, liabilities, contracts, or obligations of CPP II.  All profits and losses, net cash flow from operations, and capital proceeds, if any, are to be distributed according to the priorities specified in the CPP II’s limited liability agreement.

In 2008 and 2007, there were contributions of $74,031 and $0, respectively, by the member to CPP II.  Distributions from CPP II for 2008 and 2007 were $0 and $254,726, respectively.  At December 31, 2008 and 2007, there were no accrued distributions.

NOTE 6 - Related Party Transactions

Pursuant to a management and leasing agreement, Midwestern Management, LLC (MML) performs property management and leasing services for the Company.  MML is solely owned by the two largest shareholders of the Company, one of whom is the president of the Company.  MML is entitled to property management fees calculated at 5% of gross rent paid on a monthly basis.  MML also earns leasing commissions for certain new tenants.  In addition, MML is reimbursed for direct out-of-pocket expenses.  For the years ended December 31, 2008, and 2007, property management fees to MML of $61,766 and $69,568, respectively, were recorded in operating expenses. On December 16, 2008, KRC issued 198,000 shares of common stock valued at $990,000 to employees of Midwestern Management, LLC. These issuances were recorded as additional management fee expense.  See Note 5.

The management and leasing agreement expires on December 31, 2009, and is automatically renewed for successive periods of one year, unless MML elects not to renew the agreement.

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

NOTE 7 - Future Rentals Under Operating Leases

The Company has various lease agreements with tenants as of December 31, 2008.  The future minimum base rentals under non-cancelable operating leases as of December 31, 2008 are as follows:

Year ending December 31,
2009	$1,265,400
2010	1,215,475
2011	877,233
2012	598,847
2013	180,990
Thereafter	7,673
Total future minimum base rentals	$4,145,618

The leases generally require reimbursement of the tenants’ proportionate share of common area, real estate taxes and other operating expenses, which are not included in the amounts above.

NOTE 8 - Income Taxes

There is no provision for income taxes because the Company has incurred net operating losses. There are no deferred tax assets from temporary differences, other than net operating losses, because the acquisition occurred on December 31, 2008. Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Therefore, the net deferred tax assets have been fully offset by a valuation allowance. For 2008 and 2007, the valuation allowance increased by $796,000. Significant components of the Company’s deferred tax assets are as follows:

	2008	2007

Net operating loss carryforwards	$796,000	$-
Valuation allowance	(796,000)	-
Net deferred tax asset	$-	$-

At December 31, 2008 the Company’s federal net operating loss carryforward was $796,000 which will expire in 2023. The availability of the federal net operating loss carryforward may be subject to limitations based on ownership changes as defined in the United States Internal Revenue Code, which could prevent the Company from realizing some or all of its net operating loss carryforward.

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

NOTE 9 - Subsequent Events

The Company is in the process of preparing a Form S-11 Registration Statement to be filed with the Securities and Exchange Commission.  The Registration Statement will allow for the shares of the Company’s stock to be sold, without restriction, to the investing community.  The Registration Statement was not completed prior to the issuance of these financial statements.

Between January 1, 2009 and February 27, 2009, the Company collected the full amount of the stock subscriptions receivable of $49,580.

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2009

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY

CONTENTS

PAGE	F-21	CONDENSED CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2009 (UNAUDITED) AND DECEMBER 31, 2008

PAGE	F-22	CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008 (UNAUDITED)

PAGE	F-23	CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008 (UNAUDITED)

PAGES	F-24 - F-35	NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2009 (Unaudited)	December 31, 2008
ASSETS
Assets
Investments in real estate, net	$13,994,259	$14,073,561
Deferred loan fees, net of accumulated amortization of $291,986 and $266,222, respectively	223,283	249,047
Cash and cash equivalents	49,414	10,401
Restricted cash	262,893	226,173
Stock subscriptions receivable	–	49,580
Tenant receivables	24,308	5,646
Deferred rent	20,674	28,494
Prepaid and other assets	38,726	5,595

Total assets	$14,613,557	$14,648,497

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Mortgage loan payable	$15,510,000	$15,510,000
Accounts payable and accrued expenses	340,154	184,340
Accounts payable – related party	167,714	92,088
Tenants’ security deposits	21,349	21,349
Total liabilities	16,039,217	15,807,777

Commitments and Contingencies

Stockholders’ Deficit
Preferred stock, $.0001 par value, 20,000,000 sharesauthorized, 0 shares issued and outstanding	–	–
Common stock, $.0001 par value, 100,000,000 sharesauthorized, 8,060,430 shares issued and outstanding	806	806
Additional paid-in capital	1,679,752	1,679,752
Accumulated deficit	(3,106,218)	(2,839,838)
Total stockholders’ deficit	(1,425,660)	(1,159,280)
Total liabilities and stockholders’ deficit	$14,613,557	$14,648,497

See accompanying notes to condensed consolidated financial statements

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008

Revenue
Rental revenue	$313,356	$331,143
Tenant reimbursements	56,246	67,527
Total revenue	369,602	398,670

Expenses
Rental property operating and maintenance	45,217	47,271
Real estate taxes	43,934	43,626
Interest expense	249,350	252,120
Depreciation and amortization	117,696	116,816
Management fees	15,668	16,506
Professional fees	153,137	-
General and administrative	10,980	6,404
Total expenses	635,982	482,743

Net loss	$(266,380)	$(84,073)

Basic and Diluted Net loss per Share	$(0.03)	$(0.01)

Weighted Average Shares Outstanding	8,060,430	7,400,000

See accompanying notes to condensed consolidated financial statements

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
Cash Flows from Operating Activities
Net loss	$(266,380)	$(84,073)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	117,696	116,816
Changes in operating assets and liabilities:
Tenant receivables	(18,663)	6,149
Prepaid and other assets	(33,131)	(27,740)
Accounts payable and accrued expenses	155,814	(10,388)
Accounts payable – related party	75,626	16,506
Tenants’ deposits	-	5,375
Deferred rent	7,821	(1,026)
Net cash provided by operating activities	38,783	21,619

Cash Flows from Investing Activities
Restricted cash	(36,720)	4,307
Acquisition of building improvements	(12,630)	(14,000)
Net cash used in investing activities	(49,350)	(9,693)

Cash Flows from Financing Activities
Stock subscription receivable	49,580	-
Cash overdraft	-	(1,965)
Net cash provided by (used in) financing activities	49,580	(1,965)

Net increase in cash and cash equivalents	39,013	9,961

Cash and cash equivalents, beginning of period	10,401	-
Cash and cash equivalents, end of period	$49,414	$9,961

Supplemental cash flow information
Income taxes paid	$-	$-
Interest paid	$174,160	$255,622

See accompanying notes to condensed consolidated financial statements

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2009
(Unaudited)

NOTE 1 - Organization and Description of Business

Klein Retail Centers, Inc. (“KRC”) was incorporated on March 28, 2008 and was formed for the purpose of acquiring and operating commercial retail properties on a nationwide basis. On December 31, 2008 KRC acquired the entire membership interests in CPP Holdings II, LLC, a Delaware limited liability company, in exchange for 6,000,000 shares of common stock. CPP Holdings II, LLC was the sole member of Coldwater Portfolio Partners II, LLC, title owner of the properties.

Coldwater Portfolio Partners II, LLC (“CPP II”) began operations on May 6, 2006 and was formed for the purpose of acquiring and operating commercial retail properties on a nationwide basis.  In May, 2006 CPP II acquired nine commercial retail properties from a related party.

As of March 31, 2009 the Company owned the following commercial retail properties:

Property	Location	Date Opened
Mitchell Center	Mitchell, South Dakota	June, 2002
Joplin Center	Joplin, Missouri	January, 2001
Jackson Center	Jackson, Missouri	December, 2001
West Baraboo Center	West Baraboo, Wisconsin	January, 2002
Calvary Lane	Angola, Indiana	September, 2002
Springdale Center	Springdale, Arkansas	December, 2000
Lima Center	Lima, Ohio	June, 2003
Ocean Springs Center	Ocean Springs, Mississippi	January, 2001
Fort Smith Center	Fort Smith, Arkansas	January, 2002

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2009
(Unaudited)

NOTE 2 - Summary of Significant Accounting Policies

Basis of Presentation

The acquisition of CPP Holdings II is considered a transaction between entities under common control as defined by Statement of Financial Accounting Standards No. 141, Business Combinations. Based on such, the financial statements of Klein Retail Centers, Inc. and Subsidiary (the “Company) have been prepared as though the acquisition occurred at the beginning of the period. Therefore, although the acquisition occurred on December 31, 2008, the financial statement presentation is as if the acquisition had occurred on January 1, 2007. Shares issued for the acquisition of CPP Holdings II are presented as issued retroactively to January 1, 2007 for stockholders’ equity and loss per share.

Interim Financial Statements

In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments considered necessary for a fair statement of the Company’s financial position as of March 31, 2009 and the results of operations for the three months ended March 31, 2009 and 2008, and cash flows for the three months ended March 31, 2009 and 2008, consisting only of normal and recurring adjustments. Operating results for the three months ended March 31, 2009 are not necessarily indicative of the results that may be expected for the year ended December 31, 2009. The interim condensed consolidated financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. For further information, refer to the Company’s consolidated financial statements and footnotes for the year ended December 31, 2008, included in the Form S-1 filed with the Securities and Exchange Commission on March 13, 2009.  (See Note 10)

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Coldwater Portfolio Partners II, LLC. All intercompany transactions have been eliminated.

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2009
(Unaudited)

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid financial instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company maintains cash balances at one bank and deposits at times may exceed federally insured limits.  Management believes that the financial institution that holds the Company's cash is financially sound and, accordingly, minimal credit risk exists.

Restricted Cash

Restricted cash includes cash reserved as required by the mortgage loan agreement for real estate taxes, insurance, and capital expenditures.

Investments in Real Estate

Investments in real estate are carried at historical cost, less accumulated depreciation and amortization.  Depreciation and amortization are recorded on a straight-line basis over the estimated useful lives as follows:

Buildings	35 years
Building improvements	7 to 15 years
Tenant improvements	Shorter of the related lease terms or useful lives

Improvements and replacements are capitalized when they extend the useful life, increase capacity, or improve the efficiency of the asset.  Repairs and maintenance are charged to expense as incurred.

Costs related to the acquisition, development, construction, and improvement of properties are capitalized.  Interest, real estate taxes, insurance, and other development related costs incurred during the construction periods are capitalized and depreciated on the same basis as the related assets.

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2009
(Unaudited)

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including certain amortizable identifiable intangibles, for impairment whenever events or changes in circumstances indicate that we will not be able to recover the asset's carrying amount in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

For long-lived assets held and used, including acquired intangibles, the Company initiates the review whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. Recoverability of an asset is measured by comparing its carrying amount to the expected undiscounted cash flows expected to result from the use and eventual disposition of that asset, excluding future interest costs that would be recognized as an expense when incurred. Any impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair market value. Significant management judgment is required in:

•	identifying a triggering event that arises from a change in circumstances;
•	forecasting future operating results; and
•	estimating the proceeds from the disposition of long-lived or intangible assets.

No impairment loss was recorded for the three months ended March 31, 2009 and 2008.

Deferred Loan Fees

Loan fees totaling $515,269 incurred in connection with obtaining the mortgage loan (see Note 5) have been deferred and are amortized over the five-year term of the mortgage loan on a straight-line basis, which approximates the effective interest method.  Amortization expense was $25,764 for the three months ended March 31, 2009 and 2008, and is included in depreciation and amortization expense in the accompanying statements of operations.

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2009
(Unaudited)

Revenue Recognition

Base rental revenue from rental retail property is recognized on a straight-line basis over the terms of the related leases, which leads to deferred rent balances.  The leases are accounted for as operating leases.  Reimbursements from tenants for real estate taxes, common area maintenance, and other recoverable costs are recognized as revenue, based on the terms of the tenants’ leases, in the period the applicable costs are incurred.

The Company provides an allowance for doubtful accounts receivable against the portion of tenant receivables that is estimated to be uncollectible. As of March 31, 2009 and December 31, 2008 there was no allowance for doubtful accounts.

Loss Per Share

Loss per share is calculated based on the weighted-average number of common shares outstanding during the period.

Income Taxes

KRC is a C corporation for federal and state income tax purposes.  Losses incurred by KRC provide for a net operating loss carryforward.  However, due to the unpredictability of the Company’s future net income, the asset’s balance has been fully reserved for.

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2009
(Unaudited)

Fair Value of Financial Instruments

The Company adopted SFAS No. 157 effective January 1, 2008, with respect to fair value measurements of (a) non-financial assets and liabilities that are recognized or disclosed at fair value in the Company’s financial statements on a recurring basis (at least annually) and (b) all financial assets and liabilities. SFAS No. 157, fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date.

SFAS No. 157 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability developed based upon the best information available in the circumstances. The hierarchy is broken down into three levels. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs include quoted prices for similar assets or liabilities in active markets. Level 3 inputs are unobservable inputs for the asset or liability. Categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The carrying value of the Company's cash and cash equivalents, restricted cash, and accounts payables and accrued liabilities, approximate fair value due to the short-term nature of the instruments. The carrying value of mortgage loan payable approximates fair value based on the effective interest rate compared to current market rates.

Concentrations

For the three months ended March 31, 2009 and 2008, two tenants accounted for approximately 36% and 37% respectively, of rental revenue and tenant reimbursements.

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2009
(Unaudited)

Recent Accounting Pronouncements

In April 2009, the FASB issued FSP FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments.” This FSP amends the other-than-temporary impairment guidance for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments in the financial statements. The most significant change the FSP brings is a revision to the amount of other-than-temporary loss of a debt security recorded in earnings. FSP FAS 115-2 and FAS 124-2 are effective for interim and annual reporting periods ending after June 15, 2009.

In April 2009, the FASB issued FSP FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly.” This FSP provides additional guidance for estimating fair value in accordance with FASB Statement No. 157, Fair Value Measurements, when the volume and level of activity for the asset or liability have significantly decreased. This FSP also includes guidance on identifying circumstances that indicate a transaction is not orderly. This FSP emphasizes that even if there has been a significant decrease in the volume and level of activity for the asset or liability and regardless of the valuation technique(s) used, the objective of a fair value measurement remains the same. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. FSP FAS 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, and is applied prospectively.

In April 2009, the FASB issued FSP FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments.” This FSP amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. FSP FAS 107-1 and APB 28-1 are effective for interim and annual reporting periods ending after June 15, 2009.

In May 2009, the FASB issued SFAS No. 165 “Subsequent Events.” This statement establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued. This statement is effective June 15, 2009.

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2009
(Unaudited)

The Company believes that the adoption of the above recent pronouncements will not have a material effect on the Company’s results of operations, financial position, or cash flows.

NOTE 3 – Liquidity

As of March 31, 2009 the Company carries total stockholders’ deficit of $1,425,660.  For the three months ended March 31, 2009 the Company has incurred a loss of $266,380.  Debt of $15,510,000 is due May 6, 2011.  To improve liquidity, the Company plans to complete an S-11 filing under the Securities and Exchange Act of 1933 to sell its shares to the public.  The plan is for the Company to sell 3,000,000 authorized yet unissued shares of stock and existing shareholders to sell 910,430 shares of stock totaling 3,910,430 shares sold to the public at $5.00 per share (see Note 10).  The Company generated positive cash flows from operations of $38,783.

NOTE 4 – Investments in Real Estate

Investments in real estate consist of the following:

	March 31, 2009 (Unaudited)	December 31, 2008

Buildings and improvements	$10,558,562	$10,558,562
Land and improvements	4,338,609	4,338,609
Tenant improvements	134,816	122,186
Other	13,196	13,196
	15,045,183	15,032,553

Less accumulated depreciation	(1,050,924)	(958,992)
	$13,994,259	$14,073,561

Depreciation expense for the three months ended March 31, 2009 and 2008 was $91,932 and $93,881 respectively.

These assets are included within the collateralized assets for the mortgage loan payable. (See Note 5).

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2009
(Unaudited)

NOTE 5 - Mortgage Loan Payable

Mortgage loan payable consists of a note payable for $15,510,000, secured by all the assets of the Company.  The note bears interest at 6.52% per annum, payable monthly, and matures May 6, 2011.  The loan contains certain covenants and requires certain reserves to be funded on a monthly basis to cover real estate taxes, insurance, and replacement costs.  As of March 31, 2009 and December 31, 2008 the Company was in compliance with all the requirements of the loan agreements.

There are no principal payments due for the mortgage loan payable for the years ended December 31, 2009 or 2010, and the entire principal balance is due on May 6, 2011.

NOTE 6 – Stockholders’ Deficit

On July 1, December 16, and December 18, 2008, KRC issued a total of 7,400,000 shares of common stock to the founders of the Company.  KRC affiliates were issued 7,150,000 shares and legal advisors were issued 250,000 shares.

Between July 22 and December 18, 2008 the Company sold 252,430 shares of common stock for $49,580 in cash.  As of December 31, 2008, the outstanding balance of cash due from the sale of the shares was $49,580.  Between January 1, 2009 and February 27, 2009, the Company collected the full amount of the stock subscriptions receivable of $49,580.  (See Note 10)

In December 2008, the Company issued 408,000 shares of common stock in exchange for services rendered to the Company.  The value of these shares was $2,040,000.  The shares were issued for accounting, consulting, and management services provided through December 2008.  The accountant provides tax and general ledger accounting services for the Company.  The consultant previously was a member of a former affiliate of the Company in the real estate industry and provided business consulting for the Company. The amounts were recorded to professional fees, consulting fees, and management fees in the consolidated statements of operations. Fair value of the shares issued was based on the most recent stock price for sales of stock to third parties.  The costs were recognized in 2008, the date at which performance to earn the shares was complete.

On December 31, 2008, the Company redeemed 6,000,000 shares from the founder, and reissued 3,000,000 shares each to Klein Portfolio Investors, LLC and Klein Portfolio Investors II, LLC in exchange for their respective membership interests in CPP II.  The financial statement presentation of the redemptions was shown as if they had occurred on January 1, 2007.  (See Note 1)

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2009
(Unaudited)

CPP II maintains a capital account for the member. The member is not liable for any debts, liabilities, contracts, or obligations of CPP II.  All profits and losses, net cash flow from operations, and capital proceeds, if any, are to be distributed according to the priorities specified in the CPP II’s limited liability agreement.

In 2008 and 2007, there were contributions of $74,031 and $0, respectively, by the member to CPP II.  Distributions from CPP II for 2008 and 2007 were $0 and $254,726, respectively.  At December 31, 2008 and 2007, there were no accrued distributions.

NOTE 7 - Related Party Transactions

Pursuant to a management and leasing agreement, Midwestern Management, LLC (MML) performs property management and leasing services for the Company.  MML is solely owned by the two largest shareholders of the Company, one of whom is the president of the Company.  MML is entitled to property management fees calculated at 5% of gross rent paid on a monthly basis.  MML also earns leasing commissions for certain new tenants.  In addition, MML is reimbursed for direct out-of-pocket expenses.  For the three months ended March 31, 2009 and 2008 property management fees to MML of $15,668 and $16,506 respectively, were recorded in operating expenses. On December 16, 2008, KRC issued 198,000 shares of common stock valued at $990,000 to employees of Midwestern Management, LLC. These issuances were recorded as additional management fee expense.  (See Note 6)

The management and leasing agreement expires on December 31, 2009, and is automatically renewed for successive periods of one year, unless MML elects not to renew the agreement.

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2009
(Unaudited)

NOTE 8 - Future Rentals Under Operating Leases

The Company has various lease agreements with tenants as of March 31, 2009.  The future minimum base rentals under non-cancelable operating leases as of March 31, 2009 are as follows:

2009	$940,069
2010	1,211,548
2011	876,571
2012	579,208
2013	173,951
Thereafter	17,188
Total future minimum base rentals	$3,798,535

The leases generally require reimbursement of the tenants’ proportionate share of common area, real estate taxes and other operating expenses, which are not included in the amounts above.

NOTE 9 - Income Taxes

There is no provision for income taxes because the Company has incurred net operating losses. There are no deferred tax assets from temporary differences, other than net operating losses, because the acquisition occurred on December 31, 2008. Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Therefore, the net deferred tax assets have been fully offset by a valuation allowance. For the three months ended March 31, 2009 the valuation allowance increased by $74,000. Significant components of the Company’s deferred tax assets are as follows:

	March 31, 2009 (Unaudited)	December 31, 2008

Net operating loss carry forwards	$870,000	$796,000
Valuation allowance	(870,000)	(796,000)
Net deferred tax asset	$–	$–

At December 31, 2008 the Company’s federal net operating loss carryforward was $796,000 which will expire in 2023. The availability of the federal net operating loss carryforward may be subject to limitations based on ownership changes as defined in the United States Internal Revenue Code, which could prevent the Company from realizing some or all of its net operating loss carryforward.

KLEIN RETAIL CENTERS, INC. and SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2009
(Unaudited)

NOTE 10 - Filing with the U.S. Securities and Exchange Commission

The Company is currently in the process of filing with the U.S. Securities and Exchange Commission to become registered and sell shares to the public.  The Company is filing under the Securities and Exchange Act of 1934 to start reporting on its operations.  In conjunction with the filing, the Company has filed an S-11 under the Securities and Exchange Act of 1933 to sell its shares to the public.

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The information contained in this prospectus is not complete and may be changed.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

KLEIN RETAIL CENTERS, INC.

910,430 shares of common stock offered by the holders thereof

This prospectus relates to 910,430 shares of common stock (the "Shares") of Klein Retail Centers, Inc, a Delaware corporation (the “Company”), $.0001 par value per share, to be sold by the holders of such stock (the "selling shareholders").  The selling shareholders may offer their shares for sale in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, in privately-negotiated transactions or through sales to one or more dealers for resale of such shares as principals at market prices prevailing at the time of sale or at negotiated prices.  Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with such sales.

Prior to this offering, there has been no public market for KRC’s common stock.  No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained.

No underwriting arrangements have been entered into by any of the selling shareholders. The selling shareholders and any intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation.

KRC will not receive any of the proceeds from the sale of the Shares.  All costs incurred in the registration of the Shares are being borne by KRC.

The shares offered by KRC and the shares offered by the selling shareholders will each become tradeable on the effective date of the registration statement of which this prospectus is a part.  Sales by selling shareholders, or even the potential of such sales, may have an adverse effect on the market prices of the shares offered by KRC.  The selling shareholders will receive the proceeds from the sale of their shares and KRC will not receive any of the proceeds from such sales.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities involve a high degree of risk.  See “Risk Factors” contained in this prospectus beginning on page 4.

Klein Retail Centers, Inc.
89 West Chicago Street
Coldwater, Michigan 49036
517/278-3050

Prospectus dated __________________, 2009

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TABLE OF CONTENTS
Prospectus Summary	5
Risk Factors	6
KRC has no independent operating history and as such an investor cannot assess KRC’s profitability or performance but must rely on the history of its president.	6
A major setback to the Walmart Corporation and its operations of current stores and development of future stores would impact the future success of KRC.	7
Changes in lending patterns may impact KRC's ability to obtain purchase or construction loans.	7
There has been no prior public market for KRC’s common stock and the lack of such a market may make resale of the Shares difficult.	7
The concurrent sales of shares by KRC may make sales of KRC's Shares more difficult.
KRC depends on its president to manage its business effectively.	8
KRC’s founder beneficially owns and will continue to own a majority of KRC’s common stock and, as a result, can exercise control over shareholder and corporate actions.	8
KRC does not intend to pay dividends to its stockholders so investors will not receive any return on investment in KRC prior to selling their interest in it.	9
KRC’s stock may be considered a penny stock and any investment in KRC’s stock will be considered a high-risk investment and subject to restrictions on marketability.	10
Being a public company may strain KRC's resources, divert management’s attention and affect its ability to attract and retain qualified directors.	10
If KRC is unable to generate sufficient cash from operations, it may find it necessary to curtail development and operational activities.	10
KRC's results of operations and financial condition are greatly affected by the performance of the discount retail store market.	10
The potential of higher gasoline prices may directly affect the number of customers driving to a Walmart Supercenter and may reduce the number of customers at KRC's adjoining leased retail stores.	11
Worsening economic conditions may increase number of customers at discount stores.	11

Forward-Looking Statement	11
Determination of Offering Price	11
Use of Proceeds	11
Dividend Policy	12
Dilution	12
Concurrent Sales by Selling Shareholders	13
Plan of Distribution	13
KRC	14
Plan of Operations	22
Management's Discussion and Analysis of Financial Condition and Results of Operations	28
Management	30
Executive Compensation	31
Security Ownership of Certain Beneficial Owners and Management	32
Certain Relationships and Related Transactions	33
Selling Shareholders	33
Shares Eligible for Future Sales	33
Description of Securities	34
Interest of Named Experts and Counsel	35
Experts	35
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	36
Financial Statements	F-1

Part II	II-1
Exhibits	II-2
Signatures	II4

Alternate Page

[Add to Risk Factors in the Prospectus.]

The concurrent sales of shares by KRC may make sales of KRC's Shares more difficult.

Concurrently with the filing of this registration statement, KRC has filed a registration statement which relates to the sale by KRC of up to 3,000,000 Shares of its common stock at a price of $5.00 per share.  The selling shareholders will sell their shares at the same price as the Shares offered by KRC, i.e. $5.00 per share until such time as KRC's shares are quoted on the OTC Bulletin Board after which such selling shareholders may sell their shares at prevailing market or privately negotiated prices.  For whatever reason a purchaser may determine not to purchase shares from KRC but from one or more of the selling shareholders.   In addition, the sale of the shares by KRC will likely make more shares of KRC's common stock available for purchase which may have an adverse impact on the selling shareholders to sell their shares.

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[Replaces "The Offering" in the Prospectus.]

The Offering

Sixty-two shareholders of KRC are offering up to 910,430 shares of common stock held by them ("the Shares").  These Shares are offered at a sales price of $5.00 until such time as KRC's common stock is quoted on the OTC Bulletin Board after which time such selling shareholders may sell their shares at prevailing market or privately negotiated prices, in one or more transaction that may take place on the over-the-counter market including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.  Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with such sales.

Common stock outstanding before the offering	8,060,430	(1)

Common Stock offered by selling shareholders	910,430

Proceeds to KRC	KRC will not receive any proceeds from the sale of the shares by selling shareholders.

(1)
Based on number of shares outstanding as of the date of this prospectus.  After the sale of the shares offered in KRC's concurrent offering, the outstanding number of shares will be 11,060,430 assuming sale of all the shares offered by KRC.

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PLAN OF DISTRIBUTION

Selling Shareholders

The Shares offered by the selling shareholders will be offered at $5.00 until such time as KRC's stock is quoted on the OTC Bulletin Board.

The selling shareholders may from time to time offer the Shares through underwriters, brokers, dealers, agents or other intermediaries. The distribution of the Shares by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means.  Transactions occurring after the stock is quoted on the OTC Bulletin Board, if at all, will be effected at market prices prevailing at the time of sale. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares.

KRC will not receive any portion or percentage of any of the proceeds from the sale of the selling shareholders'  Shares.  Of the 910,430 Shares included in the registration statement of which this prospectus is a part, none are held by officers, directors or affiliates of KRC.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker).

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[Replaces "Concurrent Sales by Selling Shareholders” in the Prospectus.]

CONCURRENT SALES

The registration statement of which this prospectus is a part also contains a prospectus for the offer and sale by KRC of up to 3,000,000 shares of its common stock at $5.00 per share.

The selling shareholders will not participate in KRC's offering of its shares.  Sales of the shares by KRC or even the potential of such sales may have an adverse effect on the market price of KRC’s common stock.

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[Additional page to be added in the Prospectus.]

SELLING SHAREHOLDERS

KRC is registering for offer and sale by 62 holders thereof 910,430 shares of common stock held by such shareholders.

KRC will not receive any proceeds from the sale of the Shares.  The selling shareholders have no agreement with any underwriters with respect to the sale of the Shares.  The selling shareholders may from time to time offer their Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Shares for whom they may act as agents.  The selling shareholders and any agents, dealers or underwriters that participate in the distribution of the Shares may be deemed to be "underwriters" under the Securities Act and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

All  the Shares registered hereby will become tradeable on the effective date of the registration statement of which this prospectus is a part.

The following table sets forth ownership of the shares held by each person who is a selling shareholder.

	Owned Before the Offering		Offered Herein	After the Offering (2)
	Number	Percentage	Number	Shares	Percentage
Name and Address	of Shares	Of Class (1)	of Shares	Owned	Of Class (3)
Frances M. Allemier and/or
Candace M. Jackson
175 N. Michigan Ave, Lot 116
Coldwater, MI 49036	200	*	200	0	0%

Andrew Aseltine
856 N. Union City Rd.
Coldwater, MI 49036	100	*	100	0	0%

Douglas W. Baxter
2093 Timucua Trl
Nokomis, FL 34275	200	*	200	0	0%

Fred Beck
970 W 350 N
Angola, IN 46703	20,000	*	20,000	0	0%

Isabella Grace Beck
970 W 350 N
Angola, IN 46703	20	*	20	0	0%

Joshua Andrew Been
6840 E. Iliff Ave
Denver, CO 80224	10	*	10	0	0%

Christopher Carr and/or
Dawn Carr
1138 Atwood St.
Longmont, CO 80501	20	*	20	0	0%

Kay Carr and/or Shanon Smith
1138 Atwood St.
Longmont, CO 80501	40	*	40	0	0%

Peggy Ann Caver
6163 King Arthur
Swartz Creek, MI 48473	10	*	10	0	0%

Alexandra Dallas
1030 W 350 N
Angola, IN 46703	20	*	20	0	0%

Kristie A. Denbrock
1481 W. Alward Rd.
DeWitt, MI 48820	50	*	50	0	0%

Caden DeLoach
627 Butlers Ln
Coldwater, MI 49036	100	*	100	0	0%

Alex Dobson
655 Lane 200 Lake James
Angola, IN 46703	20	*	20	0	0%

David Dobson
655 Lane 200 Lake James
Angola, IN 46703	20	*	20	0	0%

Dustin Dobson
655 Lane 200 Lake James
Angola, IN 46703	20	*	20	0	0%

Daniel Essa
1651 West Lake
East Lansing, Michigan 48823	3,000	*	3,000	0	0%

James Gordon
373 Western Ave
Coldwater, MI 49036	10,000	*	10,000	0	0%

H & L Services
61985 Pheasant Pointe
Sturgis, MI 49091	5,000	*	5,000	0	0%

Dianne Hanselman
863 N. Union City Rd.
Coldwater, MI 49036	7,500	*	7,500	0	0%

Robert W. Hanselman
863 N. Union City Rd.
Coldwater, MI 49036	50	*	50	0	0%

John R. Hedstrom
176 Marshall St.
Coldwater, MI 49036	100,000	1.2%	100,000	0	0%

Mason Hotlell
1030 W 350 N
Angola, IN 46703	20	*	20	0	0%

Julie Marie James
6840 E. Iliff Ave
Denver, CO 80224	10	*	10	0	0%

John Kiley
26 Emerald
Irvine, CA 92614	200,000	2.5%	200,000	0	0%

Jonathan M. Klein
566 Lake Dr., Apt. C
Coldwater, MI 49036	15,000	*	15,000	0	0%

Patricia Klein
14361 Iyopawa Island
Coldwater, MI 49036	10,000	*	10,000	0	0%

Rachel Rebecca Kriese
24089 Lori Court
Farmington Hills, MI 48336	10	*	10	0	0%

Judith K. Latchaw
260 E. Garfield, Lot 123
Coldwater, MI 49036	5	*	5	0	0%

Michael Leckner
3333 North Wayne Street
Angola, IN 46703	230,000	2.8%	230,000	0	0%

Alice E. Lipford
1263 County Rd PH
Onalaska, WI 54650	200	*	200	0	0%

Philip A. Lundy, Sr.
44453 Albert Dr.
Plymouth, MI 48170	200	*	200	0	0%

Philip Lundy
4306 Falcon PL
Pinckney, MI 48169	200	*	200	0	0%

Rick Mathis
115 Hatch Ave
Coldwater, MI 49036	5,000	*	5,000	0	0%

Linda M. McCall
650 Boone Rd.
Quincy, MI 49082	7,500	*	7,500	0	0%

Madelya McElroy
655 Lane 200 Lake James
Angola, IN 46703	20	*	20	0	0%

Robert J. Meade
2260 Tiffany Lane
Holt, MI 48842	50	*	50	0	0%

Michael R. Modjeski
932 S. Parkwood
South Lyon, MI 48178	400	*	400	0	0%

Gary G. Mohr
810 Rawson Rd.
Coldwater, MI 49036	200	*	200	0	0%

Susan Monroe
2848 S. Old 27
Angola, IN 46703	5,000	*	5,000	0	0%

Mark Montross
179 Hickory Hills
Marshall, Michigan 49068	10,000	*	10,000	0	0%

Andy Neuland
5651 Viking Dr.
Jackson, MI 49201	15,000	*	15,000	0	0%

Ericka Dobson Pillitiere
655 Lane 200 Lake James
Angola, IN 46703	20	*	20	0	0%

Baby TBD Popin
c/o Fred Beck
970 W 350 N
Angola, IN 46703	20	*	20	0	0%

Lisa Pringle
20489 Lexington
Redford, MI 48240	20	*	20	0	0%

Courtney N. Ringler
7945 N. Baker Rd.
Fremont, IN 46737	500	*	500	0	0%

Jerry Rutledge
478 Clarendon Road
Quincy, MI 49028	100	*	100	0	0%

Lisa H. Sewick
6840 E. Iliff Ave
Denver, CO 80224	10	*	10	0	0%

Charles L. Sparks III
3181 Dusty Moon Ave
Henderson, NV 89052	500	*	500	0	0%

Jeremy Sparks
12 ½ Monroe St.
Coldwater, MI 49036	7,500	*	7,500	0	0%

Jessica Stukey
749 Quimby Rd.
Coldwater, MI 49036	5,000	*	5,000	0	0%

Menno E. & Mary Jane Stukey
Family Living Trust
590 Sandbar Cove Dr.
Coldwater, MI 49036	400	*	400	0	0%

Donna J. Taylor
485 White Pigeon Rd
Constantine, MI 49042	50	*	50	0	0%

Tim Taylor
485 White Pigeon Rd
Constantine, MI 49042	50	*	50	0	0%

Roland E. Trautman and
Alberta K. Trautman
Revocable Living Trust
Dated May 22, 2004
89 Spirea Point
Four Seasons, MO 65049	1,000	*	1,000	0	0%

Tiber Creek Corporation (1)
1504 R Street, NW
Washington, DC 20009	250,000	3.1%	250,000	0	0%

Amy Warda
6231 Kings Scepter Rd
Grand Blanc, MI 48439	10	*	10	0	0%

Joshua Warda
6231 Kings Scepter Rd
Grand Blanc, MI 48439	10	*	10	0	0%

Zachary Warda
6231 Kings Scepter Rd
Grand Blanc, MI 48439	10	*	10	0	0%

Wade E. West
260 E. Garfield, Lot 123
Coldwater, MI 49036	5	*	5	0	0%

Anthony K. Withey
6163 King Arthur
Swartz Creek, MI 48473	10	*	10	0	0%

David S. Withey
6163 King Arthur
Swartz Creek, MI 48473	10	*	10	0	0%

Jacob John Withey
6163 King Arthur
Swartz Creek, MI 48473	10	*	10	0	0%

Total	910,430	11.3%	910,430	0	0%

(1)	Based on 8,060,430shares of common stock outstanding.
(2)	Assumes sale of all 3,000,000 shares of common stock for an aggregate of 11,060,430 shares outstanding.
(3)	Assumes sale of all shares offered by the named shareholder.
(4)
James M. Cassidy is the president, director and sole shareholder of Tiber Creek Corporation, a selling shareholder.  Mr.  Cassidy is also a partner in the law firm which prepared the registration statement of which this prospectus is a part.

PART II

Item 31.  Other expenses of Issuance and Distribution

The following table sets forth Klein Center's expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$
State filing fees	$
Edgarizing fees	$
Transfer agent fees	$
Accounting fee	$
Legal fees	$
Printing	$

Item 32 and 33.   Sales to Special Parties and Sales of Unregistered Securities

Since inception, KRC has issued 8,060,430 shares of common stock which shares were issued at a price less than the price of the Shares offered by KRC pursuant to this registration:

On July 1, 2008, KRC issued 7,000,000 shares of common stock for services rendered to the Company to its president Kenneth S. Klein pursuant to an exemption from registration under Section 4(2)  of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.  On February 26, 2009, effective December 31, 2008, 6,000,000 of these shares were redeemed by KRC at a redemption price equal to par.

On July 1, 2008, KRC issued 250,000 shares of common stock to Tiber Creek Corporation for services rendered to the Company pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

Between July 22, 2008 and December 18, 2008, KRC issued 252,430 shares to 56 investors at $5.00 per share for an aggregate receipt of $49,580 pursuant to an exemption from registration under Rule 504 of Section 3(b) of the Securities Act of 1933, as an offering of less than $1,000,000.

Pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, in December, 2008, KRC issued 408,000 shares in exchange for services to KRC as follows:

200,000 shares to John Kiley for consulting services provided to KRC;
10,000 shares to James Gordon for outside accounting services;
198,000 shares to employees of Midwestern Management for services provided

On December 16, 2008, KRC issued 50,000 shares to Cynthia R. Klein, 50,000 shares to Klein Family Investments LLC and 50,000 shares for services rendered to the Company to The Klein Group LLC, pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

On February 26, 2009, effective December 31, 2008, KRC issued 3,000,000 shares of common stock to Klein Portfolio Investors, LLC and 3,000,000 shares of common stock to Klein Portfolio Investors II, LCC pursuant to an agreement of December 31, 2008, in exchange for its shares in CPP Holdings II, LLC, under an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

Item 34.    Indemnification of Directors and Officers

KRC’s Certificate of Incorporation includes an indemnification provision that provides that a director shall not be liable to KRC or any shareholder for monetary damages for breach of fiduciary duty as a director except (i) for any breach of the director’s duty of loyalty to KRC or its shareholders or (ii) for acts or omissions not in good faith or which involve intentional misconduct of (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

KRC does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of KRC.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

Item 35.    Treatment of Proceeds from Stock Being Registered

None of the Shares being registered herein nor any portion of the consideration to be received for such Shares is to be credited to an account other than the capital account of KRC and for the purposes stated in the registration of such Shares.

Item 36.  Exhibits and Financial Statement Schedules.

EXHIBITS

3.1+	Certificate of Incorporation

3.2+	By-laws

5.0*	Opinion of Counsel on legality of securities being registered

10.1*	Agreements for acquisition of shadow retail centers

10.2*	Agreement with Midwestern Management

23.1	Consent of Accountants

23.2*	Consent of Attorney (as part of Exhibit 5.0)

* To be furnished
+ Filed on March 13, 2009
Item 37.  Undertakings

Undertaking Pursuant to Rule 415 Under the Securities Act of 1933

The undersigned registrant hereby undertakes:

(1).	To file, during any period in which it offers or sales securities, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any additional material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2).
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3).	To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

(4).	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 403B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5).	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.:

i	Any preliminary prospectus or prospectus of the undersigned registrant relating to this offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to this offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6).
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-11 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Coldwater, State of Michigan, on August 10, 2009.

Date: August 10, 2009	/s/ Kenneth S. Klein
Title: President
(principal executive officer)

Date: August 10, 2009	/s/ Kenneth S. Klein
Title: Treasurer
(Principal financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Kenneth S. Klein	Director	August 10, 2009